UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934 (Amendment No. __)
Check the appropriate box:
☑	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
HCA INC.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HCA INC.
One Park Plaza
Nashville, Tennessee 37203
          RE: Notice of Action by Written Consent of Stockholders
     Dear Stockholder:
     We are notifying our stockholders of record on [•], 2010 that our Board of Directors has approved and a stockholder representing approximately 97% of our outstanding common stock on [•], 2010 has executed a written consent approving: (1) our Amended and Restated Certificate of Incorporation and (2) the adoption of the 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates, as Amended and Restated (the “Stock Incentive Plan”).
     A copy of the Amended and Restated Certificate of Incorporation, in substantially the form to be filed with the Secretary of State of the State of Delaware, is attached to this information statement as Appendix A. A copy of the Stock Incentive Plan is attached to this information statement as Appendix B.
     Under the General Corporation Law of the State of Delaware, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holder of a majority of our outstanding common stock is sufficient under the General Corporation Law of the State of Delaware and our existing Amended and Restated Certificate of Incorporation and Bylaws to approve the action described above. Accordingly, the action described above will not be submitted to you and our other stockholders for a vote. This letter and the accompanying information statement are intended to notify you of the aforementioned stockholder action in accordance with applicable Securities and Exchange Commission (“SEC”) rules as a result of our common stock being registered with the SEC. Pursuant to the applicable SEC rules, this corporate action will be effective 20 calendar days after the date of the initial mailing of the accompanying information statement, or on or about [•], 2010.
     Under Section 228(e) of the General Corporation Law of the State of Delaware, where stockholder action is taken without a meeting by less than unanimous written consent, prompt notice of the taking of such corporate action must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in subsection (c) of Section 228. This letter is also intended to serve as the notice required by Section 228(e) of the General Corporation Law of the State of Delaware.
     An information statement containing a detailed description of the matters adopted by written consent accompanies this notice. You are urged to read the information statement in its entirety for a description of the action taken by the holder of a majority of the voting power of the Company. HOWEVER, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. We are only furnishing you an information statement as a matter of regulatory compliance with SEC rules. No action is required of you. The Company will mail or make available this information statement to stockholders on or about [•], 2010.
     References to “HCA,” the “Company,” “we,” “us,” or “our” in this notice and information statement refer to HCA Inc. and its affiliates unless otherwise indicated by context.
By order of the Board of Directors,
John M. Franck II
Vice President and Corporate Secretary
Nashville, TN
[•], 2010

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS
Important Notice Regarding the Availability of Information Statement Materials
     Pursuant to rules promulgated by the SEC, we have elected to provide access to this information statement both by sending you this information statement and by notifying you of the availability of such on the Internet.
     This information statement is available at: [INSERT HYPERLINK].
     The proposals acted upon by written consent were for approval of (1) our Amended and Restated Certificate of Incorporation and (2) the adoption of the 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates, as Amended and Restated.
     This corporate action will be effected 20 calendar days after the date of the initial mailing of this information statement, or on or about [•], 2010. We are not soliciting you for a proxy or for consent authority. We are only furnishing an information statement as a matter of regulatory compliance with SEC rules.

INDEX

INFORMATION STATEMENT	1
QUESTIONS AND ANSWERS	1
BACKGROUND	3
ACTION 1 – AMENDMENT AND RESTATATEMENT OF CERTIFICATE OF INCORPORATION	3
ACTION 2 – APPROVAL OF 2006 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES OF HCA INC. AND ITS AFFILIATES, AS AMENDED AND RESTATED	6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	18
EXECUTIVE COMPENSATION	19
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	52
HOUSEHOLDING OF MATERIALS	52
WHERE TO FIND ADDITIONAL INFORMATION	52

HCA INC.
One Park Plaza
Nashville, Tennessee 37203
INFORMATION STATEMENT
     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO ACTION IS REQUIRED OF YOU.
QUESTIONS AND ANSWERS
Q:	Why did I receive the information statement?

A:	We sent you the information statement as a matter of regulatory compliance with SEC rules and Delaware law to inform you of the action taken by the holder of a majority of our outstanding common stock by written consent.

Q:	Does this mean HCA’s stock is publicly traded?

A:	No. Due to the number of HCA stockholders, most of whom are employees, the Company’s stock is required to be registered with the SEC and the Company is required to make certain disclosures with the SEC, such as the information statement. However, HCA’s stock is not currently publicly traded. However, on May 7, 2010, HCA filed with the SEC a Registration Statement on Form S-1 giving notice of a proposed initial public offering of HCA’s common stock. It is not currently determinable when or if the Registration Statement will be declared effective by the SEC, or if the offering will occur. However, upon the effectiveness of the Registration Statement and listing of our common stock on the New York Stock Exchange (“NYSE”), HCA’s common stock will be publicly traded.

Q:	Who sent me this information statement?

A:	The information statement was sent to you and paid for by HCA.

Q:	Do I need to return anything?

A:	No. The information statement is merely to inform you of the action taken by written consent by holders of a majority of the Company’s outstanding common stock. No action is required by you.

Q:	When was this information statement mailed or made available to stockholders?

A:	This information statement was first mailed or made available to stockholders on or about [•], 2010.

Q:	What is an action taken by written consent?

A:	Pursuant to Delaware law, any action required to be taken at an annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing is signed by the holders of the outstanding stock having more than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted.

Q:	Why was there no special meeting?

A:	Because Delaware law allows action to be taken by written consent, and holders of a majority of our outstanding shares of common stock acted by written consent, a special meeting was not necessary.

Q:	What action was taken by written consent?

A:	The holder of a majority of our outstanding common stock executed a written consent approving (1) our Amended and Restated Certificate of Incorporation and (2) the adoption of the Stock Incentive Plan.

Q:	Do I need to vote on these matters?

A:	No. Since holders of a majority of our common stock have already executed a written consent, your vote is not necessary.

Q:	How many votes were required to approve the proposal?

A:	The approval and adoption of the action taken by written consent requires the consent of the holders of a majority of the shares of our outstanding common stock.

Q:	How many shares were voted for the action?

A:	The record date for the action taken by written consent is [•], 2010. We had [•] outstanding shares of our common stock on the record date. Each share of our common stock is entitled to one vote. The holder of 91,845,692 shares of our common stock, representing approximately 97% of our outstanding common stock shares entitled to vote on [•], 2010 executed a written consent. The written consent of the holder of a majority of our outstanding common stock will be sufficient under the General Corporation Law of the State of Delaware and our existing Amended and Restated Certificate of Incorporation and Bylaws to approve the actions described above.

Q:	When will the corporate action be effected?

A:	Pursuant to applicable SEC rules, the earliest date on which this corporate action may be effected is 20 calendar days after the date of the initial mailing of this information statement. Accordingly, we anticipate the action taken by written consent being effective on or about [•], 2010.

Q:	Am I entitled to dissenter’s rights?

A:	No.

BACKGROUND
          On November 17, 2006, we completed our merger (the “Merger”) with Hercules Acquisition Corporation, pursuant to which we were acquired by Hercules Holding II, LLC (“Hercules Holding”), a Delaware limited liability company owned by a private investor group comprised of affiliates of or funds sponsored by Bain Capital Partners, LLC (“Bain Capital”), Kohlberg Kravis Roberts & Co. (“KKR”), Merrill Lynch Global Private Equity (“MLGPE”) (each a “Sponsor”), affiliates of Citigroup Inc. (“Citigroup”) and Bank of America Corporation (together, the “Sponsor Assignees”) and affiliates of HCA founder, Dr. Thomas F. Frist, Jr., (the “Frist Entities,” and together with the Sponsors and the Sponsor Assignees, the “Investors”) and by members of management and certain other investors (the “Management Participants”). The Merger, the financing transactions related to the Merger and other related transactions are collectively referred to in this information statement as the “Recapitalization.” The Merger was accounted for as a recapitalization in our financial statements, with no adjustments to the historical basis of our assets and liabilities. As a result of the Recapitalization, our outstanding capital stock is owned by the Investors and the Management Participants. On April 29, 2008, we registered our common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), thus subjecting us to the reporting requirements of Section 13(a) of the Exchange Act. Our common stock is not currently traded on a national securities exchange.
          On May 7, 2010, HCA filed with the SEC a Registration Statement on Form S-1 giving notice of a proposed initial public offering of HCA’s common stock (the “Registration Statement”). It is not currently determinable when or if the Registration Statement will be declared effective by the SEC, or if the offering will occur. However, upon the effectiveness of the Registration Statement and listing of our common stock on the NYSE, HCA’s common stock will be publicly traded. The Amended and Restated Certificate of Incorporation and the Stock Incentive Plan were approved by our Board of Directors and majority stockholder to be effective upon and subject to the effectiveness of the anticipated initial public offering of our common stock.
ACTION 1 – AMENDMENT AND RESTATATEMENT OF CERTIFICATE OF INCORPORATION
          Our Board of Directors has approved and the holder of 91,845,692 shares of our common stock, representing approximately 97% of the shares of our common stock entitled to vote on the record date, has executed a written consent approving an amendment and restatement of our Amended and Restated Certificate of Incorporation in order to effect a [•] for 1 stock split and to make certain changes to the Amended and Restated Certificate of Incorporation to reflect the Company’s status as a publicly traded company following completion of its proposed initial public offering. The full text of the Amended and Restated Certificate of Incorporation is set forth as Appendix A of this information statement. The Amended and Restated Certificate of Incorporation was approved by our Board of Directors and majority stockholder to be effective and filed immediately prior to the effectiveness of the anticipated initial public offering of our common stock.
Reasons for the Amended and Restated Certificate of Incorporation
          On May 7, 2010, HCA filed with the SEC a Registration Statement on Form S-1 giving notice of a proposed initial public offering of HCA’s common stock. It is not currently determinable when or if the Registration Statement will be declared effective by the SEC, or if the offering will occur. If the offering does not occur, the Amended and Restated Certificate of Incorporation will not be filed with the Delaware Secretary of State and will not be effective. However, upon the effectiveness of the Registration Statement and listing of our common stock on the NYSE, HCA’s common stock will be publicly traded.
          The Board of Directors of the Company deemed it advisable and in the best interest of the Company and its stockholders to amend and restate the Company’s Amended and Restated Certificate of Incorporation to effect a [•] for 1 stock split and to add certain provisions and make certain changes suitable to the Company’s anticipated status as a publicly traded company following the proposed initial public offering. A summary of the Amended and Restated Certificate of Incorporation is set forth below but such summary is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, itself, a copy of which is attached as Appendix A and incorporated herein by reference.

Summary of Amended and Restated Certificate of Incorporation
Common Stock
          The Amended and Restated Certificate of Incorporation authorizes the issuance of [One Billion Eight Hundred Million (1,800,000,000)] shares of common stock, par value $.01 per share.
          Voting Rights. Under the terms of the Amended and Restated Certificate of Incorporation, each holder of the common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote and present in person or by proxy at any annual meeting of stockholders can elect all of the directors standing for election, if they should so choose.
          Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board of Directors out of legally available assets or funds.
          Liquidation. In the event of our liquidation, dissolution, or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
          Rights and Preferences. Holders of common stock have no preemptive or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate in the future.
Preferred Stock
          The Amended and Restated Certificate of Incorporation authorizes our Board of Directors, without further action by the stockholders, to issue up to [Two Hundred Million (200,000,000)] shares of preferred stock, par value $.01 per share, in one or more classes or series, to establish from time to time the number of shares to be included in each such class or series, to fix the rights, preferences, and privileges of the shares of each such class or series and any qualifications, limitations, or restrictions thereon.
Stock Split
          The Amended and Restated Certificate of Incorporation provides that, upon the filing and effectiveness of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), a forward split (the “Forward Split”) of our issued and outstanding common stock will occur whereby each outstanding share of common stock of the Company (the “Old Common Stock”) shall be automatically split up, reclassified and converted into [___(_)] shares of common stock (the “New Common Stock”), thereby increasing the number of outstanding shares of our common stock to approximately [•] shares.
          The Forward Split shall occur without any further action on the part of the Company or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Forward Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Forward Split. Stockholders who otherwise would have been entitled to receive any fractional interests in the New Common Stock, in lieu of receipt of such fractional interest, shall be entitled to receive from the Company an amount in cash equal to the fair value of such fractional interest as of the Effective Time.
          The Forward Split will be effected on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, immediately after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, multiplied by [___(_)] and rounded down to the nearest whole number. The Company may, but shall not be obliged to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Forward Split unless and until the certificates evidencing the shares held by a holder prior to the Forward Split are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.
Board of Directors
          The Amended and Restated Certificate of Incorporation provides for a Board of Directors of not less than three members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. The Amended and Restated Certificate of Incorporation provides that directors will be elected to hold office for a term expiring at the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. Newly created directorships and vacancies may be filled, so long as there is at least one remaining director, only by the Board of Directors.
Amendment to Bylaws
          The Amended and Restated Certificate of Incorporation provides that the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the Bylaws of the Company by the affirmative vote of a majority of the total number of directors then in office. Prior to the Trigger Date (as defined below), any amendment, alteration, change, addition or repeal of the Bylaws of the Company by the stockholders of the Company shall require the affirmative vote of the holders of a majority of the outstanding shares of the Company entitled to vote on such amendment, alteration, change, addition or repeal. On or following the Trigger Date, any amendment, alteration, change, addition or repeal of the Bylaws of the Company by the stockholders of the Company shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of the Company, voting together as a class, entitled to vote on such amendment, alteration, change, addition or repeal.
          For purposes of the Amended and Restated Certificate of Incorporation, (i) “Trigger Date” is defined as the first date on which Hercules Holding (or its successor) ceases, or in the event of a liquidation of Hercules Holding, the Equity Sponsors (as defined below) and their affiliates, collectively, cease, to beneficially own (directly or indirectly) shares representing a majority of the then issued and outstanding common stock of the Company (it being understood that the retention of either direct or indirect beneficial ownership of a majority of the then issued and outstanding shares of common stock by Hercules Holding (or its successor) or the Equity Sponsors and their affiliates, as applicable, shall mean that the Trigger Date has not occurred) and (ii) the “Equity Sponsors” shall mean each of Bain Capital, KKR, BAML Capital Partners, Citigroup, Bank of America Corporation, and Dr. Thomas F. Frist Jr. and their respective affiliates, subsidiaries, successors and assignees (other than the Company and its subsidiaries).
Limitation of Liability
          The Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, no director of the Company shall be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or its stockholders.
Indemnification
          The Amended and Restated Certificate of Incorporation provides that:
•	we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware;

•	we may advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by law; and

•	the rights provided in our Amended and Restated Certificate of Incorporation are not exclusive.
          The Amended and Restated Certificate of Incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether the Company would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law of the State of Delaware.
Special Meetings of Stockholders
          The Amended and Restated Certificate of Incorporation provides that special meetings of stockholders of the Company may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or by the Chairman of the Board or the Chief Executive Officer of the Company; provided that, prior to the Trigger Date, special meetings of stockholders of the Company may also be called by the secretary of the Company at the request of the holders of a majority of the outstanding shares of common stock.
Action on Written Consent
          Pursuant to the Amended and Restated Certificate of Incorporation, prior to the Trigger Date, stockholders may take action by written consent; however, following the Trigger Date, any action required or permitted to be taken at an annual or special meeting of stockholders of the Company may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.
Corporate Opportunities
          The Amended and Restated Certificate of Incorporation provides that we renounce any interest in the business opportunities of the Investors and of our directors who are affiliated with the Investors, other than directors employed by us, and that neither our directors affiliated with the Investors, other than directors employed by us, nor the Investors have any obligation to offer us those opportunities, except that the forgoing have an obligation to communicate business opportunities offered to such persons expressly in his or her capacity as a director or officer of the Company.
Amendment to Amended and Restated Certificate of Incorporation
          The Amended and Restated Certificate of Incorporation provides that on or following the Trigger Date, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of the Company entitled to vote generally in the election of directors, voting together in a single class, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with certain specified provisions of the Amended and Restated Certificate of Incorporation.
Effective Date
          The Amended and Restated Certificate of Incorporation will become effective as of the date it is filed with the Secretary of State of the State of Delaware, which we expect to occur prior to the effectiveness of the anticipated initial public offering of our common stock.
ACTION 2 – APPROVAL OF 2006 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES OF HCA INC.
AND ITS AFFILIATES, AS AMENDED AND RESTATED
          Our Board of Directors has approved and the holder of 91,845,692 shares of our common stock, representing approximately 97% of the shares of our outstanding common stock entitled to vote on the record date, has executed a written consent approving the Stock Incentive Plan. The 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates (the “Original Plan”) was initially entered into by the Company on November 17, 2006 in connection with the Merger.
          This summary relates to shares of HCA’s common stock, par value $.01 per share (“Shares” or “Common Stock”), which may be offered to participants pursuant to the Stock Incentive Plan. All references to “Shares” and “Common Stock” and numbers of shares generally in this summary are intended to refer to shares of New Common Stock on a post-split basis.

          The amendments, among other things:
•	provide that the Compensation Committee (the “Committee”) may delegate its duties and powers to administer the Stock Incentive Plan to a subcommittee thereof consisting of directors meeting applicable independence standards of Rule 16b-3 of the Exchange Act, NYSE listed company rules and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	provide that a member of the Board of Directors’ annual retainer, meeting fees and/or other awards or compensation may be in the form of stock options, restricted shares, restricted share units and/or other stock based awards as determined by the Board of Directors;

•	provide that the Committee may grant performance-based awards pursuant to Section 162(m) of the Code, subject to certain terms and limitations (see “Description of Awards” below);

•	increase the number of shares available for issuance under the Original Plan by [•] shares (see “Securities to be Offered” below);

•	limit the number of shares with respect to which Incentive Stock Options may be granted to no more than 1,000,000 per fiscal year;

•	provide that the Committee may allow grants to be made in assumption of, or substitution for, outstanding awards previously granted by the Company or an acquired company, and that such grants will not reduce the number of shares available for issuance under the Stock Incentive Plan and also provide that shares under an acquired company’s plan may be used for grants to employees of such acquired company and shall not reduce the number of shares available for issuance under the Stock Incentive Plan;

•	allow the Committee, after a change in control to (i) accelerate payment of earned, but unpaid Performance-Based Awards, (ii) end all in-progress performance periods for Performance-Based Awards and either (A) deem that all Performance-Based Awards should be paid at target or (B) determine to what extent all Performance-Based Awards have been earned;

•	provide that the Committee may specify in a grant that the participant’s rights, payments and benefits are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events; and

•	extend the termination date of the Stock Incentive Plan to the date that is ten years from the effective date.
          The amendments to the Stock Incentive Plan also include additional amendments to add certain provisions and make certain changes suitable to the Company’s anticipated status as a publicly traded company following the proposed initial public offering of our common stock, as well as miscellaneous clarifications to plan language. The Stock Incentive Plan will become effective upon the effectiveness of the anticipated initial public offering of our common stock.
          The Original Plan authorized the issuance of up to 10,656,130 shares, or 10% of the fully diluted number of shares of our then authorized common stock as of the effective date of the Original Plan. Increasing the number of shares available for issuance under the Stock Incentive Plan will enable the Company to continue to attract, retain, and motivate key officers, employees and directors.
          As of April 30, 2010:
•	286,100 shares were available for grant in the aggregate from all of our pre-existing stock incentive plans; and

•	options representing 11,568,600 shares were outstanding.

General Plan Information
          The principal features of the Stock Incentive Plan are summarized below, but such summary is qualified in its entirety by reference to the Stock Incentive Plan itself, a copy of which is attached as Appendix B and incorporated herein by reference.
          All awards of stock options, stock appreciation rights and other stock-based awards made to Stock Incentive Plan participants and all shares of Common Stock issued upon exercise of such awards are subject to the terms and conditions (including certain restrictions) set forth in the Stock Incentive Plan, the Grant Agreement (as hereinafter defined), the Management Stockholder’s Agreement and the Sale Participation Agreement (both as defined in the Stock Incentive Plan), to the extent applicable to the awards and such Shares.
          The purposes of the Stock Incentive Plan are:
(i)	to promote the long term financial interests and growth of HCA and its subsidiaries by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of HCA’s business;

(ii)	to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(iii)	to further the alignment of interests of participants with those of the stockholders of HCA through opportunities for increased stock, or stock-based, ownership in HCA.
          The Stock Incentive Plan was approved by the stockholders of HCA on [•], 2010 and will become effective upon the effectiveness of the anticipated initial public offering of our common stock, and unless terminated earlier by HCA’s Board of Directors, the Stock Incentive Plan will terminate the date that is ten years from the effective date. However, awards granted prior on or prior to the termination may extend beyond that date.
          The Stock Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
          The Committee (or, if the Board of Directors takes an action in place of the Committee, the Board of Directors) conducts the general administration of the Stock Incentive Plan in accordance with the Stock Incentive Plan’s provisions. The Committee is appointed by and serves at the pleasure of the HCA Board of Directors. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, constitutes action by the Committee. The Committee has the power and authority to administer, construe and interpret the Stock Incentive Plan, and to make rules for carrying it out and to make changes in such rules. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Stock Incentive Plan in the manner and to the extent the Committee deems necessary or desirable. Any such interpretations, rules and administration must be consistent with the basic purposes of the Stock Incentive Plan. The Committee has the full power and authority to establish the terms and conditions of any grant under the Stock Incentive Plan consistent with the provisions with the Stock Incentive Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).
          The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto), “independent directors” within the meaning of NYSE listed company rules and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to the extent Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, respectively, are applicable to the Company and the Stock Incentive Plan; provided, however, that the Board of Directors may, in its sole discretion, take any action designated to the Committee under the Stock Incentive Plan as it may deem necessary. The Committee may delegate to HCA’s Chief Executive Officer and to other senior officers of HCA its duties under the Stock Incentive Plan, subject to applicable law and such conditions and limitations as the Committee may prescribe, except that only the Committee may designate and make awards to Stock Incentive Plan participants. The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Committee, HCA and the officers and directors of HCA shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Stock Incentive Plan participants and their beneficiaries or successors.
          Subject to the provisions of the Stock Incentive Plan, the Committee may from time to time grant awards of stock options, stock appreciation rights, other stock-based awards, dividend equivalent rights, non-employee director grants or performance-based awards to Stock Incentive Plan participants, in such form and having such terms, conditions and limitations as the Committee may determine. The terms, conditions and limitations of each award under the Stock Incentive Plan must be evidenced by a written agreement executed by HCA and the participant (“Grant Agreement”), in a form approved by the Committee, consistent, however, with the terms of the Stock Incentive Plan; provided, however, that such Grant Agreement will contain provisions dealing with the treatment of awards in the event of the termination of employment or other service relationship, death or disability of a participant, and may also include provisions concerning the treatment of awards in the event of a change in control of HCA. The Committee has the authority to make amendments to any terms and conditions applicable to outstanding awards as are consistent with the Stock Incentive Plan, provided that no such action may modify such awards that disadvantages participants in more than a de minimis way but less than a material way without approval by a majority of affected participants and, provided further, that, except for adjustments under the adjustment provisions of the Stock Incentive Plan or as a result of a merger, consolidation or similar event, no such action may materially disadvantage a participant with respect to outstanding awards without the participant’s consent except as such modification is provided for or contemplated in the terms of the Grant Agreement or the Stock Incentive Plan.
Securities to be Offered
          The total number of shares of Common Stock available for awards under the Stock Incentive Plan is the sum of (i) [•] shares and (ii) the number of shares available for grant under the Stock Incentive Plan as of the effective date of the amendment and restatement of the Stock Incentive Plan, subject to adjustment as provided for in the Stock Incentive Plan. The number of shares of Common Stock with respect to which options may be granted after the effective date of the Stock Incentive Plan is no more than 1,000,000 per fiscal year. Unless restricted by applicable law, shares of Common Stock related to awards that are forfeited, terminated, settled for cash, canceled without the delivery of shares of Common Stock, expire unexercised, are withheld to pay taxes or exercise prices or are repurchased by HCA will immediately become available for new awards.
          Awards may, in the discretion of the Committee, be made under the Stock Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its subsidiaries or a company acquired by the Company or with which the Company combines. The number of shares of Common Stock underlying awards made in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any of its subsidiaries or with which the Company or any of its subsidiaries combines shall not be counted against the aggregate number of shares of Common Stock available for awards under the Stock Incentive Plan, nor shall the shares of Common Stock subject to such substitute awards become available for new awards under the circumstances described in the prior paragraph. In addition, in the event that a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its subsidiaries combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards and shall not reduce the shares of Common Stock authorized for issuance under the Stock Incentive Plan; provided that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any of its subsidiaries prior to such acquisition or combination.
          In the event of any change in or exchange of, the outstanding Common Stock by reason of a stock dividend, stock split, extraordinary distribution, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of shares of Common Stock, any equity restructuring (as defined under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718) or other corporate change, or any distribution to stockholders other than regular cash dividends, or any transaction similar to any of the foregoing, the Committee will in an equitable and proportionate manner as it deems reasonably necessary to address on an equitable basis the effect of such event, and in such manner as is consistent with Section 162(m), 422, and 409A of the Code and the regulations thereunder, make such substitution or adjustment, if any, (a) as to the number and kind of shares of Common Stock subject to the Stock Incentive Plan and available for or covered by awards, (b) as to share prices per share of Common Stock related to outstanding awards, or by providing for an equivalent award in respect of securities of the surviving entity of any merger, consolidation, or other transaction or event having a similar effect, or (c) by providing for a cash payment to the holder of an outstanding award, and make such other revisions to outstanding awards as it deems, in good faith, are equitably required (including, without limitation, to the exercise price of stock options).
          The Stock Incentive Plan provides that, unless the Committee determines otherwise, no benefit or promise under the Stock Incentive Plan will be secured by any specific assets of HCA, nor shall any assets of HCA, be designated as attributed or allocated to the satisfaction of HCA’s obligations under the Stock Incentive Plan. Neither the Stock Incentive Plan nor any award thereunder will create or be construed to create a fiduciary relationship between the Company or any subsidiary or affiliate thereof and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any subsidiary or affiliate thereof pursuant to an award, such right will be no greater than the right of any secured general creditor of the Company or any subsidiary or affiliate thereof.
          The Committee may, in its sole discretion, specify in any grant made on or after the effective date of the amendment and restatement of the Stock Incentive Plan that the participant’s rights, payments, and benefits shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of a grant. Such events may include, but shall not be limited to, termination of employment for cause, termination of the participant’s provision of services to the Company or any of its subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.
          No awards shall be made under the Stock Incentive Plan beyond ten years after the effective date of the Stock Incentive Plan, but the terms of awards made on or before the expiration of the Stock Incentive Plan may extend beyond such expiration. At the time an award is made or amended or the terms or conditions of an award are changed in accordance with the terms of the Stock Incentive Plan or the Grant Agreement, the Committee may provide for limitations or conditions on such award.
          Unless otherwise expressly provide in the Stock Incentive Plan or in an applicable Grant Agreement, any grant made under the Stock Incentive Plan, and the authority of the Board of Directors or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such grant or to waive any conditions or rights under any such grant shall, continue after the tenth anniversary of the effective date of the Stock Incentive Plan.
Who May Participate
          Grants under the Stock Incentive Plan may be awarded to Employees or other persons having a relationship with HCA or any of its subsidiaries or affiliates. As of [     •     ], 2010, approximately [•] individuals were eligible to participate in the Stock Incentive Plan. However, the Company has not at the present time determined who will receive the shares of Common Stock that will be authorized for issuance under the Stock Incentive Plan or how they will be allocated. “Employees” are persons, including officers, in the regular employment of HCA (or any subsidiary or affiliate of HCA), who, in the opinion of the Committee, are, or are expected to be, involved in the management, growth or protection of some part or all of the business of HCA. As used herein and in the Stock Incentive Plan, the term “participant” means an Employee, non-employee member of the Board of Directors, consultant or other person having a relationship with HCA (or any subsidiary or affiliate of HCA), to whom one or more awards have been made pursuant to the Stock Incentive Plan and remain outstanding.

Description of Awards
          Stock Options. Options to purchase Common Stock (“Stock Options”) may be granted to participants under the Stock Incentive Plan. At the time of grant, the Committee shall determine the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on vested options. The exercise price per share of a Stock Option will be determined by the Committee and may not be less than the fair market value of HCA’s Common Stock on the date the Stock Option is granted (subject to later adjustment pursuant to the Stock Incentive Plan). In addition to other restrictions contained in the Stock Incentive Plan, a Stock Option granted under the Stock Incentive Plan may not be exercised more than 10 years after the date it is granted. Payment of the Stock Option exercise price shall be made (i) in cash, (ii) with the consent of the Committee, in shares of Common Stock (any such Shares valued at fair market value on the date of exercise) having an aggregate fair market value equal to the aggregate exercise price for the shares of Common Stock being purchased and that the participant has held for at least six months (or such other period of time as may be required to attain tax or financial reporting treatments that are not considered to be adverse to the Company), (iii) through the withholding of shares of Common Stock (any such shares of Common Stock valued at fair market value on the date of exercise) otherwise issuable upon the exercise of the Stock Option in a manner that is compliant with applicable law, (iv) if there is a public market for the shares of Common Stock at such time, to the extent permitted by, and subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell shares of Common Stock obtained upon the exercise of the Stock Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the shares of Common Stock being purchased, or (v) a combination of the foregoing methods, in each such case in accordance with the terms of the Stock Incentive Plan, the Grant Agreement and of any applicable guidelines of the Committee in effect at the time.
          Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights (as hereinafter defined) independent of, or in connection with, the grant of a Stock Option or a portion thereof. Each Stock Appreciation Right shall be subject to such other terms as the Committee may determine; however, the exercise price per Share of a Stock Appreciation Right shall in no event be less than the fair market value on the date the Stock Appreciation Right is granted. Each Stock Appreciation Right granted independent of a Stock Option shall be defined as a right of a Stock Incentive Plan participant, upon exercise of such Stock Appreciation Right, to receive an amount equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the exercise price per share of such Stock Appreciation Right, multiplied by (ii) the number of shares of Common Stock covered by the Stock Appreciation Right. Payment of the Stock Appreciation Right shall be made in shares of Common Stock or in cash, or partly in shares of Common Stock and partly in cash (any such Shares valued at the fair market value on the date of the payment), all as shall be determined by the Committee.
          Other Stock-Based Awards. The Committee may grant or sell awards of Shares, awards of restricted Shares and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, Shares (including, without limitation, restricted stock units). Such “Other Stock-Based Awards” shall be in such form, and dependent on such conditions, as the Committee may determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other awards under the Stock Incentive Plan. Subject to the provisions of the Stock Incentive Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).
          Dividend Equivalent Rights. The Committee may grant Dividend Equivalent Rights either alone or in connection with the grant of a Stock Option, Stock Appreciation Right, Other Stock Based Award, or director grant described in the paragraph below. A “Dividend Equivalent Right” shall be the right to receive a payment in respect of one Share (whether or not subject to a Stock Option) equal to the amount of any dividend paid in respect of one Share held by a stockholder of HCA. Each Dividend Equivalent Right shall be subject to such terms as the Committee may determine. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance-Based Awards be credited as additional Performance-Based Awards and be paid to the participant if and when, and to the extent that, payment is made pursuant to such grant. The total number of Shares available for grant under the Stock Incentive Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance-Based Awards.
          Director Grants. The Board of Directors may provide that all or a portion of any member of the Board of Directors’ annual retainer, meeting fees and/or other awards or compensation as determined by the Board of Directors, be payable (either automatically or at the election of such member) in the form of non-qualified Stock Options, restricted shares, restricted share units and/or Other Stock-Based Awards, including unrestricted Shares. The Board of Directors shall determine the terms and conditions of any such grants, including the terms and conditions which shall apply upon a termination of such Board of Directors member’s service as a member of the Board of Directors, and shall have full power and authority in its discretion to administer such grants, subject to the terms of the Stock Incentive Plan and applicable law.
          Performance-Based Awards. During any period when Section 162(m) of the Code is applicable to the Company and the Stock Incentive Plan, the Committee, in its sole discretion, may grant grants which are denominated in Shares or cash (which, for avoidance of doubt, may include a grant of Stock Options, Stock Appreciation Rights, Other Stock-Based Awards, or Dividend Equivalent Rights) (such grants, “Performance-Based Awards”), which grants may, but for the avoidance of doubt are not required to, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto). Such Performance-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares or the cash value of the grant upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Performance-Based Awards may be granted alone or in addition to any other grants granted under the Stock Incentive Plan. Subject to the provisions of the Stock Incentive Plan, the Committee shall determine to whom and when Performance-Based Awards will be made, the number of Shares or aggregate amount of cash to be awarded under (or otherwise related to) such Performance-Based Awards, whether such Performance-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such grants (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued, to the extent applicable, shall be fully paid and non-assessable).

          A participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (A) while the outcome for that performance period is substantially uncertain and (B) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) net income per Share; (vii) book value per Share; (viii) return on members’ or stockholders’ equity; (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profitability of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) stock price; (xv) market share; (xvi) revenue or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) multiple of invested capital; (xxi) total return; and (xxii) such other objective performance criteria as determined by the Committee in its sole discretion to the extent such criteria would be a permissible performance criteria under Section 162(m) of the Code. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the Stock Incentive Plan to exclude any of the following events that occurs during a performance period: (1) gains or losses on sales of assets, (2) asset impairments or write-downs, (3) litigation or claim judgments or settlements, (4) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (5) accruals for reorganization and restructuring programs, (6) any extraordinary non-recurring items as described in FASB ASC Topic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (7) the effect of adverse or delayed federal, state or local governmental or regulatory action; provided that the Committee commits to make any such adjustments within the 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code).
          The maximum amount of a Performance-Based Award during a fiscal year to any participant shall be: (x) with respect to Performance-Based Awards that are denominated in Shares, 1,000,000 per fiscal year and (y) with respect to Performance-Based Awards that are denominated in cash, $5,000,000 per fiscal year. To the extent that a Performance-Based Award may be earned over a period that is longer than one fiscal year, the foregoing limitations shall apply to each full or partial fiscal year during or in which such grant may be earned.
          The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, during any period when Section 162(m) of the Code is applicable to the Company and the Stock Incentive Plan and such Performance-Based Award is intended to be deductible by the Company under Section 162(m) of the Code, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification, to the extent applicable, is made by the Committee. The amount of the Performance-Based Award actually paid to a given participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, to the extent applicable, elect to defer payment of a Performance-Based Award.
Determination of Fair Market Value of Common Stock
          The “fair market value” of the Common Stock means, on a per Share basis, on any given date, the closing trading price of the Common Stock on the NYSE, unless otherwise determined by the Board of Directors.
Assignment of Awards
          Other than as specifically provided in the Management Stockholder’s Agreement between the participant and HCA or Sale Participation Agreement between the participant and Hercules Holdings, if applicable to a grant, no benefit under the Stock Incentive Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. If no Management Stockholder’s Agreement or Sale Participation Agreement is applicable to a grant, then except as otherwise provided in the Stock Incentive Plan, a Grant Agreement, or by the Committee at or after grant, no grant shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant, except by will or the laws of descent and distribution; provided, however, that no such transfer of a grant by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. No benefit under the Stock Incentive Plan shall, prior to receipt thereof by the participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the participant.
Resale Restrictions
          Any resales of Shares received by participants pursuant to the Stock Incentive Plan may be limited as provided in an applicable Management Stockholder’s Agreement. Additionally, to the extent the Common Stock described herein is not then registered with the SEC, any resales of Shares received by participants pursuant to the Stock Incentive Plan must be made in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). Additional restrictions on transfer may be imposed by state, local or foreign securities commissions or regulators, as applicable. To the extent a participant is an “affiliate” of HCA (as defined in the Securities Act), additional restrictions may be imposed on resale, regardless of whether the Common Stock is then registered under the Securities Act, including as provided in Rule 144 under the Securities Act.
Change in Control Provisions
          In the event of a “Change in Control,” as defined in the Stock Incentive Plan, (i) if determined in the applicable Grant Agreement or otherwise determined by the Committee in its sole discretion, any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (ii) the Committee may, to the extent determined by the Committee to be permitted under Section 409A of the Code, but shall not be obligated to, (A) cancel such awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Stock Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Stock Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the fair market value of the Shares subject to such Stock Options or Stock Appreciation Rights) over the aggregate option price of such Stock Options or the aggregate exercise price of such Stock Appreciation Rights, as the case may be, (B) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the Stock Incentive Plan as determined by the Committee in its sole discretion or (C) provide that for a period of at least 15 days prior to the Change in Control, any Stock Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect; provided, however, that subpart (ii) shall not apply to a “Change in Control” under clause (C) of such definition that occurs due to a gradual sell down of voting stock of the Company by the Investors (as defined in the Stock Incentive Plan) or their affiliates.
          In connection with the foregoing, the Committee may, in its discretion, provide that in the event of a Change in Control, (i) any outstanding Performance-Based Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable and (ii) all then-in-progress performance periods for Performance-Based Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance-Based award.
          A “Change in Control” shall mean (as defined in the Stock Incentive Plan), in one or more of a series of transactions, (i) the transfer or sale of all or substantially all of the assets of HCA to a person (or group of persons acting in concert) who is not an Investor, an affiliate of any of the Investors or any entity in which any Investor holds, directly or indirectly, a majority of the economic interests in such entity (an “Unaffiliated Person”); (ii) a merger, consolidation, recapitalization or reorganization of HCA with or into another Unaffiliated Person, or a transfer or sale of the voting stock of HCA, an Investor, or any affiliate of any of the Investors to an Unaffiliated Person, in any such event that results in more than 50% of the Common Stock of HCA (or any resulting company after a merger) being held by an Unaffiliated Person; or (iii) a merger, consolidation, recapitalization or reorganization of HCA with or into another Unaffiliated Person, or a transfer or sale by HCA, an Investor or any affiliate of any of the Investors, in any such event after which the Investors and their affiliates (x) collectively own less than 15% of the Common Stock of and (y) collectively have the ability to appoint less than 50% of the directors to the Board of Directors of HCA (or any resulting company after a merger).
Amendment and Termination
          HCA’s Board of Directors may at any time amend, suspend or terminate the Stock Incentive Plan except that no such action, other than an action under the adjustment provisions of the Stock Incentive Plan or as a result of a merger, consolidation or similar event, may be taken which would, without stockholder approval, increase the aggregate number of shares of Common Stock available for awards under the Stock Incentive Plan, decrease the price of outstanding awards, change the requirements relating to the Committee, extend the term of the Stock Incentive Plan or otherwise require the approval of the stockholders of the Company to the extent such approval is required by or desirable to satisfy the requirements of, in each case, any applicable law, regulation or other rule, including, the listing standards of the securities exchange, which is, at the applicable time, the principal market for shares of Common Stock. However, no amendment, suspension or termination of the Stock Incentive Plan may disadvantage participants in more than a de minimis way but less than a material way without the consent of a majority of the affected participants and no such action shall materially disadvantage a participant (without their consent) with respect to any outstanding grants, other than as contemplated by the Stock Incentive Plan or the Grant Agreement.
Withholding Taxes
          HCA shall have the right to deduct from any payment made under the Stock Incentive Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of HCA to deliver Shares upon the exercise of a Stock Option that the participant pays to HCA such amount as may be requested by HCA for the purpose of satisfying any liability for such withholding taxes; provided, however, that a participant may satisfy the statutory amount of such taxes due upon exercise of any Stock Option through the withholding of Shares (valued at fair market value on the date of exercise) otherwise issuable upon the exercise of such Stock Option. For awards other than Stock Options, the Committee may in its discretion permit a participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an grant by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such participant pursuant to the grant (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such participant (or by such participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the affiliates’ or subsidiaries’ incurring an adverse accounting charge, based, in each case, on the fair market value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Certain Federal Income Tax Consequences
          The following is a brief summary of certain federal income tax aspects of awards under the Stock Incentive Plan based upon the United States federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend upon his or her particular circumstances and other factors. Participants may also be subject to certain United States state and local taxes and foreign taxes, which are not described herein. The Stock Incentive Plan participants are encouraged to consult their own tax advisors with respect to any state tax considerations or particular federal tax implications of awards granted under the Stock Incentive Plan.
          PURSUANT TO THE MANAGEMENT STOCKHOLDER’S AGREEMENT WHERE APPLICABLE, TO THE EXTENT THAT ANY SHARES TO BE TRANSFERRED TO THE PARTICIPANT ARE SUBJECT TO A “SUBSTANTIAL RISK OF FORFEITURE” (WITHIN THE MEANING OF TREASURY REGULATION SECTION 1.83-3(c) APPLICABLE TO THE TRANSFER OF SUCH STOCK) AT THE TIME OF SUCH

TRANSFER, THE PARTICIPANT IS REQUIRED, UNLESS HCA SHALL AGREE OTHERWISE WITH SUCH PARTICIPANT, TO MAKE A SECTION 83(b) ELECTION WITH RESPECT TO SUCH SHARES WITHIN THIRTY DAYS AFTER THE TRANSFER.
          Stock Options. The grant of a non-qualified stock option with an exercise price equal to the fair market value of the Common Stock on the date of grant is not generally a taxable event. Subject to the discussion “Section 83(b) Considerations” below, on the exercise of a Stock Option, a participant will recognize ordinary income to the extent that the fair market value of the Common Stock acquired pursuant to the exercise of the Stock Option, as of the exercise date, is greater than the exercise price of the Stock Option. Any income recognized by the participant as a result of the exercise of a Stock Option (including by reason of making the Section 83(b) Election (as defined below)) will be compensation income and will be subject to income and employment tax withholding at the time the Common Stock is acquired. If a Stock Option held by a participant is purchased by HCA, such participant will recognize ordinary income in an amount equal to the amount paid by HCA for such option.
          Section 83(b) Considerations. Participants who acquire shares of Common Stock subject to a “substantial risk of forfeiture” (within the meaning of Treasury Regulation Section 1.83-3(c)) through the exercise of Stock Options are generally required, under the Management Stockholder’s Agreement, to make a Section 83(b) election (a “Section 83(b) Election”) with respect to such shares of Common Stock within 30 days after the date of purchase. If Common Stock acquired upon the exercise of a Stock Option is subject to a substantial risk of forfeiture and a participant was not required to make a Section 83(b) Election, such participant would be subject to tax at ordinary income rates on the excess, if any, of the fair market value of the Common Stock, on the date or dates that the Common Stock becomes free of the transfer and forfeiture restrictions, over the price paid for such Common Stock. A participant would be required to include that amount in income whether or not such Common Stock was sold or marketable on such date or dates. In contrast, a participant who makes the Section 83(b) Election will be required to include in income the difference, if any, between the fair market value of the Common Stock acquired on the exercise date and the exercise price of the Stock Option and would not be subject to United States federal income tax upon the lapsing of any such transfer or forfeiture restrictions. Any further appreciation in the fair market value of such Common Stock generally will be taxed as a capital gain, rather than as ordinary income, as discussed more fully below. In addition, a participant who makes a Section 83(b) Election may choose when to recognize such capital gain, because once the Section 83(b) Election has been made, no other taxable event occurs with respect to such Common Stock until the disposition of such Common Stock.
          A Section 83(b) Election may be disadvantageous, however, if the participant was required to include amounts in income as a result of making the Section 83(b) Election and the Common Stock subsequently decreases in value, inasmuch as any losses recognized on a subsequent disposition of such Common Stock would be capital losses, the deductibility of which is subject to certain limitations. Additionally, if the participant ultimately forfeits the Common Stock (pursuant to restrictions in the Management Stockholder’s Agreement), no deduction will be available to such participant with respect to any income inclusion that resulted from the Section 83(b) Election.
          There can be no assurances as to whether the applicable tax rates will change or whether the value of the Common Stock will appreciate. A participant who purchases Common Stock subject to a substantial risk of forfeiture is urged to consult his or her personal tax advisor regarding the effects of a Section 83(b) Election.
          The following discussion assumes that the Section 83(b) Election is made when applicable.
          Sale of Common Stock. The sale or other taxable disposition of Common Stock acquired upon the exercise of a Stock Option will be a taxable event. In general, the participant selling such Common Stock will recognize gain or loss equal to the difference between the amount realized by such participant upon such sale or disposition and the participant’s adjusted tax basis in such Common Stock. A participant’s adjusted tax basis in Common Stock purchased upon exercise of a Stock Option will generally be the amount paid for such shares plus the amount, if any, of ordinary income recognized on purchase. Any gain or loss resulting from a sale or disposition of Common Stock obtained by the participant, either purchased or through the exercise of an Option, generally will be taxed as capital gain or loss if such Common Stock was a capital asset in the hands of the participant and will be taxed as long-term capital gain or loss if at the time of any such sale or disposition the participant has held such Common Stock for more than one year. The time that such participant holds a Stock Option (rather than the Common Stock attributable to such Stock Option) is not taken into account for purposes of determining whether the participant has held such Common Stock for more than one year. In addition, there are limits on the deductibility of capital losses by the participant. The tax consequences described above may differ, however, in the case of a sale or other taxable disposition of Common Stock to HCA, particularly if the participant has not experienced a meaningful reduction in his or her proportionate interest in HCA as a result of such transaction.
          Stock Appreciation Rights. When a Stock Appreciation Right is granted, there are no income tax consequences for the participant or HCA. The exercise of a Stock Appreciation Right will result in the participant recognizing ordinary income on the value of the Stock Appreciation Right at the time of exercise. HCA will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to a Stock Appreciation Right. The participant also is subject to capital gains treatment on the subsequent sale of any Common Stock acquired through the exercise of a Stock Appreciation Right award. For this purpose, the participant’s basis in the Common Stock is its fair market value at the time the Stock Appreciation Right is exercised (or at the time of grant, if an election under Section 83(b) is made).
          Other Stock-Based Awards. A participant who is granted any other stock-based award will generally recognize, in the year of grant (or, if later, payment in case of restricted stock units and similar awards), ordinary income equal to the fair market value of the cash or other property received. If such other stock-based award is in the form of property that is subject to restrictions, the participant might not recognize ordinary income until the restrictions lapse, unless the participant makes a Section 83(b) Election. HCA is entitled to a deduction for the amount of ordinary income recognized by the participant with respect to the other stock-based award in the same year as the ordinary income is recognized by the participant.
          Dividend Equivalent Rights. A participant who is granted Dividend Equivalent Rights either alone or in connection with the grant of a Stock Option, Stock Appreciation Right or certain other stock-based awards generally will recognize, in the year such Dividend Equivalent Rights are paid in cash, compensation income equal to the amount of the payment; provided, that if the Dividend Equivalent Rights are paid in the form of Common Stock subject to transfer and forfeiture restrictions, the considerations set forth above in “Certain Federal Income Tax Consequences – Section 83(b) Considerations” will apply. Dividends paid to a participant on account of Dividend Equivalent Rights granted with respect to other stock-based awards with respect to which the participant has made a valid Section 83(b) Election may qualify for the reduced tax rates applicable to “qualified dividends” if certain other conditions are met. Participants eligible to make Section 83(b) Elections are urged to consult their personal tax advisors regarding the effects of a Section 83(b) Election. HCA is entitled to a deduction for the amount of ordinary income recognized by the participant with respect to the Dividend Equivalent Rights in the same year as the ordinary income is recognized by the participant.
          Performance-Based Awards. Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant. Participants receiving performance awards settled in shares of the Company’s common stock will recognize ordinary income equal to the fair market value of the shares of the Company’s common stock received as the performance goals are met and such shares vest, less any amount paid by the participant for the performance shares, unless the participant makes an election under Section 83(b) of the Code to be taxed at the time of the grant. A Section 83(b) election may not be available with respect to certain forms of performance awards. The participant is also subject to capital gain or loss treatment on the subsequent sale of any of the Company’s common stock awarded to a participant as a performance award. Unless a participant makes a Section 83(b) election, his or her basis in the stock is its fair market value at the time the performance goals are met and the shares become vested.
          Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its chief executive officer and certain other most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. HCA generally intends that options granted with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations. In addition, the Committee may also grant certain performance awards pursuant to the Stock Incentive Plan that may qualify as “performance-based compensation.” HCA will not necessarily limit executive compensation to amounts deductible under Section 162(m) of the Code, however, if such limitation is not in the best interests of HCA and its stockholders.
          The Stock Incentive Plan is not intended to be qualified under Section 401(a) of the Code.

Securities Authorized for Issuance Under Equity Compensation Plans
          The following table provides certain information as of December 31, 2009 with respect to our equity compensation plans:

(c)
Number of
	(a)		securities
	Number of	(b)	remaining for
	securities to be	Weighted	future issuance
	issued upon	average exercise	under equity
	exercise of	price of	compensation
	outstanding	outstanding	plans (excluding
	options,	options,	securities
	warrants and	warrants and	reflected in
Plan Category	rights	rights	column (a))
Equity compensation plans approved by security holders	11,527,000	$52.78	392,400

Equity compensation plans not approved by security holders	—	$—	—

Total	11,527,000	$52.78	392,400

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS
     The following table sets forth information regarding the beneficial ownership of our common stock as of April 30, 2010 for:
•	each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;
•	each of our directors;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.
     The percentages of shares outstanding provided in the tables are based on 94,633,323 shares of our common stock, par value $0.01 per share, outstanding as of April 30, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares issuable upon the exercise of options that are exercisable within 60 days of April 30, 2010 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors and executive officers listed below is c/o HCA Inc., One Park Plaza, Nashville, Tennessee 37203.

Name of Beneficial Owner	Number of Shares		Percent
Hercules Holding II, LLC	91,845,692	(1)	97.1%
Christopher J. Birosak		(1)	—
Jack O. Bovender, Jr.	552,843	(2)	*
Richard M. Bracken	563,580	(3)	*
John P. Connaughton		(1)	—
James D. Forbes		(1)	—
Kenneth W. Freeman		(1)	—
Thomas F. Frist III		(1)	—
William R. Frist		(1)	—
Christopher R. Gordon		(1)	—
Samuel N. Hazen	243,143	(4)	*
R. Milton Johnson	354,442	(5)	*
Michael W. Michelson		(1)	—
James C. Momtazee		(1)	—
Stephen G. Pagliuca		(1)	—
W. Paul Rutledge	179,935	(6)	*
Nathan C. Thorne		(1)	—
Beverly B. Wallace	163,664	(7)	*
All directors and executive officers as a group (28 persons)	2,441,244	(8)	2.5%

*	Less than one percent.

(1)	Hercules Holding holds 91,845,692 shares, or approximately 97.1%, of our outstanding common stock. Hercules Holding is held by a private investor group, including affiliates of Bain Capital, KKR and MLGPE (previously the private equity arm of Merrill Lynch & Co., Inc., which is a wholly-owned subsidiary of Bank of America Corporation), and affiliates of HCA founder Dr. Thomas F. Frist, Jr., including Mr. Thomas F. Frist III and Mr. William R. Frist, who serve as directors. Messrs. Connaughton, Gordon and Pagliuca are affiliated with Bain Capital, whose affiliated funds may be deemed to have indirect beneficial ownership of 23,373,333 shares, or 24.7%, of our outstanding common stock through their interests in Hercules Holding. Messrs. Freeman, Michelson and Momtazee are affiliated with KKR, which indirectly holds 23,373,332 shares, or 24.7%, of our outstanding common stock through the interests of certain of its affiliated funds in Hercules Holding. Messrs. Birosak, Forbes and Thorne are affiliated with Bank of America Corporation, which indirectly holds 23,373,333 shares, or 24.7%, of our outstanding common stock through the interests of certain of its affiliated funds in Hercules Holding and 980,393, or 1.0%, of our outstanding common stock through Banc of America Securities LLC. Thomas F. Frist III and William R. Frist may each be deemed to indirectly, beneficially hold 17,804,125 shares, or 18.8%, of our outstanding common stock through their interests in Hercules Holding. Each of such persons, other than Hercules Holding, disclaims membership in any such group and disclaims beneficial ownership of these securities, except to the extent of its pecuniary interest therein. The principal office addresses of Hercules Holding are c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, MA 02199, c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025, c/o Merrill Lynch Global Private Equity, Four World Financial Center, Floor 23, New York, NY 10080 and c/o Dr. Thomas F. Frist, Jr., 3100 West End Ave., Suite 500, Nashville, TN 37203.

(2)	Includes 242,721 shares issuable upon exercise of options. Effective December 15, 2009, Mr. Bovender retired as executive Chairman of the Board.

(3)	Includes 482,097 shares issuable upon exercise of options.

(4)	Includes 209,171 shares issuable upon exercise of options.

(5)	Includes 311,669 shares issuable upon exercise of options.

(6)	Includes 147,185 shares issuable upon exercise of options.

(7)	Includes 161,264 shares issuable upon exercise of options.

(8)	Includes 2,013,633 shares issuable upon exercise of options. Does not include shares beneficially owned by Mr. Bovender, who retired as executive Chairman of the Board effective December 15, 2009.

EXECUTIVE COMPENSATION

Compensation Risk Assessment

In consultation with the Compensation Committee, members of Human Resources, Legal, Enterprise Risk Management and Internal Audit, management conducted an assessment of whether the Company’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our named executive officers. This assessment included a review of the risk characteristics of our business and the design of our incentive plans and policies. Although a significant portion of our executive compensation program is performance-based, the Compensation Committee has focused on aligning the Company’s compensation policies with the long-term interests of the Company and avoiding rewards or incentive structures that could create unnecessary risks to the Company.

Management reported its findings to the Compensation Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material, adverse effect on the Company.

Compensation Discussion and Analysis

The Compensation Committee (the “Committee”) of the Board of Directors is generally charged with the oversight of our executive compensation and rewards programs. The Committee is currently composed of John P. Connaughton, James D. Forbes and Michael W. Michelson. In early 2009, the Committee also included George A. Bitar, and determinations with respect to 2009 compensation were made by such Committee. Responsibilities of the Committee include the review and approval of the following items:

•	Executive compensation strategy and philosophy;

•	Compensation arrangements for executive management;

•	Design and administration of the annual cash-based Senior Officer Performance Excellence Program (“PEP”);

•	Design and administration of our equity incentive plans;

•	Executive benefits and perquisites (including the HCA Restoration Plan and the Supplemental Executive Retirement Plan); and

•	Any other executive compensation or benefits related items deemed appropriate by the Committee.

In addition, the Committee considers the proper alignment of executive pay policies with Company values and strategy by overseeing executive compensation policies, corporate performance measurement and assessment, and Chief Executive Officer performance assessment. The Committee may retain the services of independent outside consultants, as it deems appropriate, to assist in the strategic review of programs and arrangements relating to executive compensation and performance.

The following executive compensation discussion and analysis describes the principles underlying our executive compensation policies and decisions as well as the material elements of compensation for our named executive officers. Our named executive officers for 2009 were:

•	Richard M. Bracken, Chairman and Chief Executive Officer;

•	R. Milton Johnson, Executive Vice President and Chief Financial Officer;

•	Beverly B. Wallace, President — Shared Services Group;

•	Samuel N. Hazen, President — Western Group;

•	W. Paul Rutledge, President — Central Group; and

•	Jack O. Bovender, Jr., Executive Chairman of the Board (Retired).

Effective December 31, 2008, Mr. Bovender retired as Chief Executive Officer but retained the role of executive Chairman of the Board, and effective January 1, 2009, Mr. Bracken was appointed to serve as Chief Executive Officer and President of the Company. Mr. Bovender retired as executive Chairman of the Board on December 15, 2009, and Mr. Bracken assumed the additional responsibilities as Chairman of the Board at such time.

As discussed in more detail below, the material elements and structure of the named executive officers’ compensation program were negotiated and determined in connection with the Recapitalization, subject to annual adjustments in the Committee’s discretion.

Compensation Philosophy and Objectives

The core philosophy of our executive compensation program is to support the Company’s primary objective of providing the highest quality health care to our patients while enhancing the long term value of the Company to our stockholders. Specifically, the Committee believes the most effective executive compensation program (for all executives, including named executive officers):

•	Reinforces HCA’s strategic initiatives;

•	Aligns the economic interests of our executives with those of our stockholders; and

•	Encourages attraction and long term retention of key contributors.

The Committee is committed to a strong, positive link between our objectives and our compensation and benefits practices.

Our compensation philosophy also allows for flexibility in establishing executive compensation based on an evaluation of information prepared by management or other advisors and other subjective and objective considerations deemed appropriate by the Committee, subject to any contractual agreements with our executives. The Committee will also consider the recommendations of our Chief Executive Officer. This flexibility is important to ensure our compensation programs are competitive and that our compensation decisions appropriately reflect the unique contributions and characteristics of our executives.

Compensation Structure and Benchmarking

Our compensation program is heavily weighted towards performance-based compensation, reflecting our philosophy of increasing the long-term value of the Company and supporting strategic imperatives. Total direct compensation and other benefits consist of the following elements:

Total Direct Compensation	• Base Salary
• Annual Cash-Based Incentives (offered through
our PEP)
• Long-Term Equity Incentives (in the form of
Stock Options)
Other Benefits	• Retirement Plans
• Limited Perquisites and Other Personal Benefits
• Severance Benefits

The Committee does not support rigid adherence to benchmarks or compensatory formulas and strives to make compensation decisions which effectively support our compensation objectives and reflect the unique attributes of the Company and each executive. Our general practice, however, with respect to pay positioning, is that executive base salaries and annual incentive (PEP) target values should generally position total annual cash compensation between the median and 75th percentile of similarly-sized general industry companies. We utilize the general industry as our primary source for competitive pay levels because HCA is significantly larger than its industry peers. See the discussion of benchmarking below for further information. The named executive officers’ pay fell within the range noted above for jobs with equivalent market comparisons.

The cash compensation mix between salary and PEP has historically been more weighted towards salary than competitive practice among our general industry peers would suggest. Over time, we have made steps towards a mix of cash compensation that will place a greater emphasis on annual performance-based compensation.

Although we look at competitive long-term equity incentive award values in similarly-sized general industry companies when assessing the competitiveness of our compensation programs, we do not make annual executive option grants (and we did not base our initial post-Recapitalization 2007 stock option grants on these levels) since equity is structured differently in closely held companies than in publicly-traded companies. As is typical in similar situations, the Investors wanted to share a certain percentage of the equity with executives shortly after the consummation of the Recapitalization and establish performance objectives and incentives up front in lieu of annual grants to ensure our executives’ long-term economic interests would be aligned with those of the Investors. This pool of equity was then further allocated based on the executives’ responsibilities and anticipated impact on, and potential for, driving Company strategy and performance. The resulting total direct pay mix on a cumulative basis, is heavily weighted towards performance-based pay (PEP plus stock options) rather than fixed pay, which the Committee believes reflects the compensation philosophy and objectives discussed above.

In accordance with agreements entered into at the time of the Recapitalization, our named executive officers received the 2x Time Options (as defined below) in 2009 with an exercise price equal to two times the share price at the Recapitalization (or $102.00). The Committee allocated those options in consultation with our Chief Executive Officer based on past executive contributions and future anticipated impact on Company objectives. For additional information regarding the 2x Time Options, see “— Elements of Compensation — Long-Term Equity Incentive Awards: Options” below.

Compensation Process

The Committee ensures executives’ pay levels are materially consistent with the compensation strategy described above, in part, by conducting annual assessments of competitive executive compensation. Management (but no named executive officer), in collaboration with the Committee’s independent consultant, Semler Brossy Consulting Group, LLC, collects and presents compensation data from similarly-sized general industry companies, based to the extent possible on comparable position matches and compensation components. The following nationally recognized survey sources were utilized in anticipation of establishing 2009 executive compensation:

Survey	Revenue Scope

Towers Perrin Executive Compensation Database	Greater than $20B
Hewitt Total Compensation Measurement	$10B - $25B
Hewitt Total Compensation Measurement	Greater than $25B

These particular revenue scopes were selected because they were the closest approximations to HCA’s revenue size. Each survey that provided an appropriate position match and sufficient sample size to be used in the compensation review was weighted equally. For this purpose, the two Hewitt survey cuts were considered as one survey, and we used a weighted average of the two surveys (65% for the $10B — $25B cut and 35% for the Greater than $25B).

Data was also collected from health care providers within our industry including Community Health Systems, Inc., Health Management Associates, Inc., Kindred Healthcare, Inc., LifePoint Hospitals, Inc., Tenet Healthcare Corporation and Universal Health Services, Inc. These health care providers are used only to obtain a general understanding of current industry compensation practices since we are significantly larger than these companies. CEO and CFO compensation data was also collected and reviewed for large public health care companies which included, in addition to health care providers, companies in the health insurance, pharmaceutical, medical supplies and related industries. This peer group’s 2008 revenues ranged from $7.2 billion to $81.2 billion with median revenues of $21.3 billion. The companies in this analysis included Abbott Laboratories, Aetna Inc., Amgen Inc., Baxter International Inc., Boston Scientific Corporation, Bristol-Myers Squibb Company, CIGNA Corporation, Coventry Health Care, Inc., Express Scripts, Inc., Humana Inc.,

Johnson & Johnson, Eli Lilly and Company, Medco Health Solutions Inc., Merck & Co., Inc., Pfizer Inc., Quest Diagnostics Incorporated, Schering-Plough Corporation, Tenet Healthcare Corporation, Thermo Fisher Scientific Inc., UnitedHealth Group Incorporated, WellPoint, Inc. and Wyeth.

Consistent with our flexible compensation philosophy, the Committee is not required to approve compensation precisely reflecting the results of these surveys, and may also consider, among other factors (typically not reflected in these surveys): the requirements of the applicable employment agreements, the executive’s individual performance during the year, his or her projected role and responsibilities for the coming year, his or her actual and potential impact on the successful execution of Company strategy, recommendations from our Chief Executive Officer and compensation consultants, an officer’s prior compensation, experience, and professional status, internal pay equity considerations, and employment market conditions and compensation practices within our peer group. The weighting of these and other relevant factors is determined on a case-by-case basis for each executive upon consideration of the relevant facts and circumstances.

Employment Agreements

In connection with the Recapitalization, we entered into employment agreements with each of our named executive officers and certain other members of senior management to help ensure the retention of those executives critical to the future success of the Company. Among other things, these agreements set the executives’ compensation terms, their rights upon a termination of employment, and restrictive covenants around non-competition, non-solicitation, and confidentiality. These terms and conditions are further explained in the remaining portion of this Compensation Discussion and Analysis and under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements.”

In light of Mr. Bovender’s retirement from the position of Chief Executive Officer, effective December 31, 2008, and continuing service to the Company as executive Chairman until December 15, 2009, the Company entered into an Amended and Restated Employment Agreement with Mr. Bovender, effective December 31, 2008. The material amendments to Mr. Bovender’s prior employment agreement as set forth in the Amended and Restated Employment Agreement are described below under “— Severance and Change in Control Benefits — Mr. Bovender’s Continuing Severance Benefits” and under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements.”

The Company also amended Mr. Bracken’s employment agreement, effective January 1, 2009, to reflect his appointment to the position of Chief Executive Officer.

Elements of Compensation

Base Salary

Base salaries are intended to provide reasonable and competitive fixed compensation for regular job duties. The threshold base salaries for our executives are set forth in their employment agreements. We did not increase named executive officer base salaries in 2009, other than an increase in Mr. Johnson’s base salary, as detailed below, in order to better align his salary with market for his position as Chief Financial Officer based on general industry surveys. In light of Mr. Bovender’s retirement from the position of Chief Executive Officer and continuing role as executive Chairman and Mr. Bracken’s assumption of the responsibilities of Chief Executive Officer, Mr. Bovender’s base salary for 2009 was reduced to $1.144 million (as described further in “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements — Mr. Bovender’s Employment Agreements”), and Mr. Bracken’s 2009 base salary was increased to $1.325 million. Similarly, taking into consideration the additional responsibilities being assumed by the position of Executive Vice President and Chief Financial Officer and relevant market comparables from the survey data, Mr. Johnson’s 2009 salary was set at $850,000, reflecting an increase of approximately 7.6% from his 2008 salary. In light of actual total cash compensation realized for 2009 and current target cash compensation opportunities levels, no merit base salary increases are planned for 2010 at this time. Mr. Rutledge’s salary will be increased by 3.7% effective April 1, 2010 as an internal equity adjustment to internal peer roles.

Annual Incentive Compensation: PEP

The PEP is intended to reward named executive officers for annual financial performance, with the goals of providing high quality health care for our patients and increasing stockholder value. Accordingly, in 2008, the Company’s 2008-2009 Senior Officer Performance Excellence Program, as amended (the “2008-2009 PEP”), was approved by the Committee to cover annual cash incentive awards for both 2008 and 2009. Each named executive officer in the 2008-2009 PEP was initially assigned a maximum 2009 annual award target expressed as a percentage of salary ranging from 72% to 132%, which under the terms of the 2008-2009 PEP applies to the lesser of (a) the named executive officer’s 2009 base salary, or (b) 125% of the named executive officer’s 2008 base salary. The Committee had the discretion to reduce, but not increase, the 2009 Threshold, Target and Maximum percentages as set forth in the 2008-2009 PEP. Mr. Bovender’s 2009 PEP target and an additional one-time $250,000 bonus opportunity based on his contributions to certain legislative initiatives as determined by the Committee were set forth in his Amended Employment Agreement, as described in “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements — Mr. Bovender’s Employment Agreement.” The Committee set Mr. Bracken’s 2009 target percentage at 130% of his 2009 base salary in connection with his appointment as Chief Executive Officer and amended the 2008-2009 PEP to set Mr. Johnson’s 2009 target percentage at 80% of his 2009 base salary in light of the additional responsibilities assumed by the position of Executive Vice President and Chief Financial Officer. The 2009 target percentage for each of Ms. Wallace and Messrs. Hazen and Rutledge was set at 66% of their respective 2009 base salaries (see individual targets in the table below). These targets were intended to provide a meaningful incentive for executives to achieve or exceed performance goals.

The 2008-2009 PEP was designed to provide 100% of the target award for target performance, 50% of the target award for a minimum acceptable (threshold) level of performance, and a maximum of 200% of the target award for maximum performance, while no payments were to be made for performance below threshold levels. The Committee believes this payout curve is consistent with competitive practice. More importantly, it promotes and rewards continuous growth as performance goals have consistently been set at increasingly higher levels each year. Actual awards under the PEP are generally determined using the following two steps:

1. The executive’s conduct must reflect our mission and values by upholding our Code of Conduct and following our compliance policies and procedures. This step is critical to reinforcing our commitment to integrity and the delivery of high quality health care. In the event the Committee determines the participant’s conduct during the fiscal year is not in compliance with the first step, he or she will not be eligible for an incentive award.

2. The actual award amount is determined based upon Company performance. In 2009, the PEP for all named executive officers, other than Mr. Hazen and Mr. Rutledge, incorporated one Company financial performance measure, EBITDA, defined in the 2008-2009 PEP as earnings before interest, taxes, depreciation, amortization, minority interest expense (now, net income attributable to noncontrolling interests), gains or losses on sales of facilities, gains or losses on extinguishment of debt, asset or investment impairment charges, restructuring charges, and any other significant nonrecurring non-cash gains or charges (but excluding any expenses for share-based compensation under ASC 718, Compensation-Stock Compensation (“ASC 718”)) (“EBITDA”). The Company EBITDA target for 2009, as adjusted, was $4.768 billion for the named executive officers. Mr. Hazen’s 2009 PEP, as the Western Group President, was based 50% on Company EBITDA and 50% on Western Group EBITDA (with a Western Group EBITDA target for 2009 of $2.352 billion, as adjusted) to ensure his accountability for his group’s results. Similarly, Mr. Rutledge’s 2009 PEP, as the Central Group President, was based 50% on Company EBITDA and 50% on Central Group EBITDA (with a Central Group EBITDA target for 2009 of $1.137 billion, as adjusted). The Committee chose to base annual incentives on EBITDA for a number of reasons:

•	It effectively measures overall Company performance;

•	It can be considered an important surrogate for cash flow, a critical metric related to paying down the Company’s significant debt obligation;

•	It is the key metric driving the valuation in the internal Company model, consistent with the valuation approach used by industry analysts; and

•	It is consistent with the metric used for the vesting of the financial performance portion of our option grants.

These EBITDA targets should not be understood as management’s predictions of future performance or other guidance and investors should not apply these in any other context. Our 2009 threshold and maximum goals were set at approximately +/- 3.6% of the target goal to reflect likely performance volatility. EBITDA targets were linked to the Company’s short-term and long-term business objectives to ensure incentives are provided for appropriate annual growth.

Upon review of the Company’s 2009 financial performance, the Committee determined that Company EBITDA performance for the fiscal year ended December 31, 2009 was above the maximum performance levels as set by the Compensation Committee, as adjusted; likewise, the EBITDA performance of the Western Group and Central Group also exceeded the maximum performance targets, as adjusted.

	2009 Adjusted	2009 Actual
	EBITDA Target	Adjusted EBITDA

Company	$4.768 billion	$5.512 billion
Western Group	$2.352 billion	$2.841 billion
Central Group	$1.137 billion	$1.325 billion

Accordingly, the 2009 PEP was paid out as follows to the named executive officers (the actual 2009 PEP payout amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table):

		2009 Actual PEP
	2009 Target PEP	Award
Named Executive Officer	(% of Salary)	(% of Salary)

Richard M. Bracken (Chairman and CEO)	130%	260%
R. Milton Johnson (Executive Vice President and CFO)	80%	160%
Beverly B. Wallace (President, Shared Services Group)	66%	132%
Samuel N. Hazen (President, Western Group)	66%	132%
W. Paul Rutledge (President, Central Group)	66%	132%
Jack O. Bovender, Jr. (Retired Chairman)	50%	100%

Mr. Bovender also received the additional bonus of $250,000 based upon his contributions to certain of the Company’s legislative initiatives as described above.

On March 31, 2010, the Committee adopted the 2010 Senior Officer Performance Excellence Program (the “2010 PEP”). Under the 2010 PEP, the named executive officers of the Company shall be eligible to earn performance awards based upon the achievement of certain specified performance targets. The specified performance criteria for the Company’s named executive officers and other participants is EBITDA (as defined in the 2010 PEP), and with respect to the Western and Central Group Presidents, 50% of their respective award opportunities are based on EBITDA for the Company’s Western and Central Groups, respectively. Target awards for the named executive officers are the same as for 2009 and are as follows:

•	130% of base salary for Richard M. Bracken, our Chairman and CEO;

•	80% of base salary for R. Milton Johnson, our Executive Vice President and CFO;

•	66% of base salary for Beverly B. Wallace, our President — Shared Services Group;

•	66% of base salary for Samuel N. Hazen, our President — Western Group; and

•	66% of base salary for W. Paul Rutledge, our President — Central Group.

Participants will receive 100% of the target award for target performance, 25% of the target award for a minimum acceptable (threshold) level of performance, and a maximum of 200% of the target award for maximum performance. No payments will be made for performance below specified threshold amounts. Payouts between threshold and maximum will be calculated by the Committee in its sole discretion using straight-line interpolation. The Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the 2010 PEP in recognition of unusual or nonrecurring events affecting a participant or the Company, or the financial statements of the Company, or in certain other instances specified in the 2010 PEP.

The Committee set the named executive officers’ 2010 target performance goals under the PEP based on realistic expectations of Company performance, ensuring successful execution of our plans in order to realize the most value from these awards. While we do not intend to disclose our 2010 PEP EBITDA target, as an understanding of that target is not necessary for a fair understanding of the named executive officers’ compensation for 2009 and could result in competitive harm and market confusion, we consistently set targets that require an increase in EBITDA year over year to promote continuous growth consistent with our business plan. For 2010, the Committee has the ability to apply negative discretion based on performance of company-wide quality metrics against industry benchmarks, and for Ms. Wallace, negative discretion can be applied based on performance of individual goals related to the operations of the Shared Services Group.

Awards pursuant to the 2010 PEP that are attributable to the performance goals being met at “target” level or below will be paid solely in cash, and, in the event performance goals are achieved above the “target” level, the amount of an award attributable to performance results in excess of “target” levels shall be payable 50% in cash and 50% in restricted stock units.

The Company can recover (or “clawback”) incentive compensation pursuant to our 2010 PEP that was based on (i) achievement of financial results that are subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance metrics used by the Committee to determine the amount of the incentive compensations are materially inaccurate, in each case regardless of individual fault. In addition, the Company may recover any incentive compensation awarded or paid pursuant to this policy based on the participant’s conduct which is not in good faith and which materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates. The Committee may also provide for incremental additional payments to then-current executives in the event any restatement or error indicates that such executives should have received higher performance-based payments. This policy is administered by the Committee in the exercise of its discretion and business judgment based on the relevant facts and circumstances.

Long-Term Equity Incentive Awards: Options

In connection with the Recapitalization, the Board of Directors approved and adopted the 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates (the “2006 Plan”). The purpose of the 2006 Plan is to:

•	Promote our long term financial interests and growth by attracting and retaining management and other personnel and key service providers with the training, experience and abilities to enable them to make substantial contributions to the success of our business;

•	Motivate management personnel by means of growth-related incentives to achieve long range goals; and

•	Further the alignment of interests of participants with those of our stockholders through opportunities for increased stock or stock-based ownership in the Company.

In January 2007, pursuant to the terms of the named executive officers’ respective employment agreements, the Committee approved long-term stock option grants to our named executive officers under the 2006 Plan consisting solely of a one-time, multi-year stock option grant in lieu of annual long-term equity incentive award grants (“New Options”). In addition to the New Options granted in 2007, the Company committed to grant the named executive officers 2x Time Options (as defined below) in their respective employment agreements, as described in more detail below under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements.” The

Committee believes stock options are the most effective long-term vehicle to directly align the interests of executives with those of our stockholders by motivating performance that results in the long-term appreciation of the Company’s value, since they only provide value to the executive if the value of the Company increases. As is typical in leveraged buyout situations, the Committee determined that granting all of the stock options (except the 2x Time Options) up front rather than annually was appropriate to aid in retaining key leaders critical to the Company’s success over the next several years and, coupled with the executives’ significant personal investments in connection with the Recapitalization, provide an equity incentive and stake in the Company that directly aligns the long-term economic interests of the executives with those of the Investors.

The New Options have a ten year term and are divided so that 1/3 are time vested options, 1/3 are EBITDA-based performance vested options and 1/3 are performance options that vest based on investment return to the Sponsors, each as described below. The combination of time, performance and investor return based vesting of these awards is designed to compensate executives for long term commitment to the Company, while motivating sustained increases in our financial performance and helping ensure the Sponsors have received an appropriate return on their invested capital before executives receive significant value from these grants.

The time vested options are granted to aid in retention. Consistent with this goal, the time vested options granted in 2007 vest and become exercisable in equal increments of 20% on each of the first five anniversaries of the grant date. The time vested options have an exercise price equivalent to fair market value on the date of grant. Since our common stock is not currently traded on a national securities exchange, fair market value was determined reasonably and in good faith by the Board of Directors after consultation with the Chief Executive Officer and other advisors.

The EBITDA-based performance vested options are intended to motivate sustained improvement in long-term performance. Consistent with this goal, the EBITDA-based performance vested options granted in 2007 are eligible to vest and become exercisable in equal increments of 20% at the end of fiscal years 2007, 2008, 2009, 2010 and 2011 if certain annual EBITDA performance targets are achieved. These EBITDA performance targets were established at the time of the Recapitalization and can be adjusted by the Board of Directors in consultation with the Chief Executive Officer as described below. We chose EBITDA (defined in the award agreements as earnings before interest, taxes, depreciation, amortization, minority interest expense (now, net income attributable to noncontrolling interests), gains or losses on sales of facilities, gains or losses on extinguishment of debt, asset or investment impairment charges, restructuring charges, and any other significant nonrecurring non-cash gains or charges (but excluding any expenses for share-based compensation under ASC 718 with respect to any awards granted under the 2006 Plan)) as the performance metric since it is a key driver of our valuation and for other reasons as described above in the “— Elements of Compensation — Annual Incentive Compensation: PEP” section of this Compensation Discussion and Analysis. Due to the number of events that can occur within our industry in any given year that are beyond the control of management but may significantly impact our financial performance (e.g., health care regulations, industry-wide significant fluctuations in volume, etc.), we have incorporated vesting provisions. The EBITDA-based performance vested options may vest and become exercisable on a “catch up” basis, such that options that were eligible to vest but failed to vest due to our failure to achieve prior EBITDA targets will vest if at the end of any subsequent year or at the end of fiscal year 2012, the cumulative total EBITDA earned in all prior years exceeds the cumulative EBITDA target at the end of such fiscal year.

As discussed above, we do not intend to disclose the 2010-2011 EBITDA performance targets as they reflect competitive, sensitive information regarding our budget. However, we deliberately set our targets at increasingly higher levels. Thus, while designed to be attainable, target performance levels for these years require strong, improving performance and execution, which in our view, provides an incentive firmly aligned with stockholder interests.

As with the EBITDA targets under our PEP, pursuant to the terms of the 2006 Plan and the Stock Option Agreements governing the 2007 grants, the Board of Directors, in consultation with our Chief Executive Officer, has the ability to adjust the established EBITDA targets for significant events, changes in accounting rules and other customary adjustment events. We believe these adjustments may be necessary in order to effectuate the intents and purposes of our compensation plans and to avoid unintended consequences that are inconsistent with these intents and purposes. For example, the Board of Directors exercised its ability to make adjustments to the Company’s 2009-2011 EBITDA performance targets (including cumulative EBITDA targets) for facility dispositions and accounting changes occurring during the 2009 fiscal year.

The options that vest based on investment return to the Sponsors are intended to align the interests of executives with those of our principal stockholders to ensure stockholders receive their expected return on their investment before the executives can receive their gains on this portion of the option grant. These options vest and become exercisable with respect to 10% of the common stock subject to such options at the end of fiscal years 2007, 2008, 2009, 2010 and 2011 if the Investor Return (as defined below) is at least equal to two times the price paid to stockholders in the Recapitalization (or $102.00), and with respect to an additional 10% at the end of fiscal years 2007, 2008, 2009, 2010 and 2011 if the Investor Return is at least equal to two-and-a-half times the price paid to stockholders in the Recapitalization (or $127.50). “Investor Return” means, on any of the first five anniversaries of the closing date of the Recapitalization, or any date thereafter, all cash proceeds actually received by affiliates of the Sponsors after the closing date in respect of their common stock, including the receipt of any cash dividends or other cash distributions (including the fair market value of any distribution of common stock by the Sponsors to their limited partners), determined on a fully diluted, per share basis. The Sponsor investment return options also may become vested and exercisable on a “catch up” basis if the relevant Investor Return is achieved at any time occurring prior to the expiration of such options.

Upon review of the Company’s 2009 financial performance, the Committee determined the Company achieved the 2009 EBITDA performance target of $4.821 billion, as adjusted, under the New Option awards; therefore, pursuant to the terms of the 2007 Stock Option Agreements, 20% of each named executive officer’s EBITDA-based performance vested options vested as of December 31, 2009. Further, 20% of each named executive officer’s time vested options vested on the second anniversary of their grant date, January 30, 2009. As of the end of the 2009 fiscal year, no portion of the options that vest based on Investor Return have vested; however, such options remain subject to the “catch up” vesting provisions described above.

In each of the employment agreements with the named executive officers, we also committed to grant, among the named executive officers and certain other executives, 10% of the options initially authorized for grant under the 2006 Plan at some time before November 17, 2011 (but with a good faith commitment to do so before a “change in control” (as defined in the 2006 Plan) or a “public offering” (as defined in the 2006 Plan) and before the time when our Board of Directors reasonably believes that the fair market value of our common stock is likely to exceed the equivalent of $102.00 per share) at an exercise price per share that is the equivalent of $102.00 per share (“2x Time Options”). On October 6, 2009, the 2x Time Options were granted. The Committee allocated those options in consultation with our Chief Executive Officer based on past executive contributions and future anticipated impact on Company objectives. Forty percent of the 2x Time Options were vested upon grant to reflect employment served since the Recapitalization, an additional twenty percent of the options vested on November 17, 2009, and twenty percent of the options granted to each recipient will vest on November 17, 2010 and November 17, 2011, respectively. The terms of the 2x Time Options are otherwise consistent with other time vesting options granted under the 2006 Plan.

For additional information concerning the options awarded in 2007 and 2009, see the 2009 Grants of Plan-Based Awards and Outstanding Equity Awards at 2009 Fiscal Year-End Tables.

Ownership Guidelines

While we have maintained stock ownership guidelines in the past, as a non-listed company, we no longer have a policy regarding stock ownership guidelines. However, we do believe equity ownership aligns our executive officers’ interests with those of the Investors. Accordingly, all of our named executive officers were required to rollover at least half their pre-Recapitalization equity and, therefore, maintain significant stock ownership in the Company.

Retirement Plans

We currently maintain one qualified retirement plan for which the named executive officers are eligible, the HCA 401(k) Plan, to aid in retention and to assist employees in providing for their retirement. We also used to maintain the HCA Retirement Plan, which as of April 1, 2008, merged into the HCA 401(k) Plan resulting in one qualified retirement plan. Generally all employees who have completed the required service are eligible to participate in the HCA 401(k) Plan. Each of our named executive officers participates in the plan. For additional information on these plans, including amounts contributed by HCA in 2009 to the named executive officers, see the Summary Compensation Table and related footnotes and narratives and “— 2009 Pension Benefits.”

Our key executives, including the named executive officers, also participate in two supplemental retirement programs. The Committee and the Board initially approved these supplemental programs to:

•	Recognize significant long-term contributions and commitments by executives to the Company and to performance over an extended period of time;

•	Induce our executives to continue in our employ through a specified normal retirement age (initially 62 through 65, but reduced to 60 upon the change in control at the time of the Recapitalization in 2006); and

•	Provide a competitive benefit to aid in attracting and retaining key executive talent.

The Restoration Plan provides a benefit to replace a portion of the contributions lost in the HCA 401(k) Plan due to certain IRS limitations. Effective January 1, 2008, participants in the SERP (described below) are no longer eligible for Restoration Plan contributions; however, the hypothetical accounts maintained for each named executive officer as of January 1, 2008 will continue to be maintained and will be increased or decreased with hypothetical investment returns based on the actual investment return of the Mix B fund within the HCA 401(k) Plan. For additional information concerning the Restoration Plan, see “— 2009 Nonqualified Deferred Compensation.”

Key executives also participate in the Supplemental Executive Retirement Plan (the “SERP”), adopted in 2001. The SERP benefit brings the total value of annual retirement income to a specific income replacement level. For named executive officers with 25 years or more of service, this income replacement level is 60% of final average pay (base salary and PEP payouts) at normal retirement, a competitive level of benefit at the time the plan was implemented. Due to the Recapitalization, all participants are fully vested in their SERP benefits and the plan is now frozen to new entrants. For additional information concerning the SERP, see “— 2009 Pension Benefits.”

In the event a participant renders service to another health care organization within five years following retirement or termination of employment, he or she forfeits the rights to any further payment, and must repay any payments already made. This non-competition provision is subject to waiver by the Committee with respect to the named executive officers.

Personal Benefits

Our executive officers receive limited, if any, benefits outside of those offered to our other employees. Generally, we provide these benefits to increase travel and work efficiencies and allow for more productive use of the executive’s time. Mr. Bracken is permitted to use the Company aircraft for personal trips, subject to the aircraft’s availability. Prior to his retirement, Mr. Bovender was also permitted to use the Company aircraft for personal trips, subject to the aircraft’s availability. The named executive officers may have their spouses accompany them on business trips taken on the Company aircraft, subject to seat availability. In addition, there are times when it is appropriate for an executive’s spouse to attend events related to our business. On those occasions, we will pay for the travel expenses of the executive’s spouse. We will, on an as needed basis, provide mobile telephones and personal digital assistants to our employees and certain of our executive officers have obtained such devices through us. The value of these personal benefits, if any, is included in the executive officer’s income for tax purposes and, in certain limited circumstances, the additional income attributed to an executive officer as a result of one or more of these benefits will be grossed up to cover the taxes due on that income. Except as otherwise discussed herein, other welfare and employee-benefit programs are the same for all of our eligible employees, including our executive officers. For additional information, see footnote (4) to the Summary Compensation Table.

Severance and Change in Control Benefits

As noted above, all of our named executive officers have entered into employment agreements, which provide, among other things, each executive’s rights upon a termination of employment in exchange for non-competition, non-solicitation, and confidentiality covenants. We believe that reasonable severance benefits are appropriate in order to be competitive in our executive retention efforts. These benefits should reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time. We also believe that these types of agreements are appropriate and customary in situations such as the Recapitalization wherein the executives have made significant personal investments in the Company and that investment is generally illiquid for a significant period of time. Finally, we believe formalized severance arrangements are common benefits offered by employers competing for similar senior executive talent.

Severance Benefits for Named Executive Officers (other than Mr. Bovender)

If employment is terminated by the Company without “cause” or by the executive for “good reason” (whether or not the termination was in connection with a change-in-control), the executive would be entitled to “accrued rights” (cause, good reason and accrued rights are as defined in “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements”) plus:

•	Subject to restrictive covenants and the signing of a general release of claims, an amount equal to two times for Ms. Wallace and Messrs. Hazen and Rutledge and three times in the case of Messrs. Bracken and Johnson the sum of base salary plus PEP paid or payable in respect of the fiscal year immediately preceding the fiscal year in which termination occurs, payable over a two year period;

•	Pro-rata bonus; and

•	Continued coverage under our group health plans during the period over which the cash severance is paid.

Additionally, unvested options will be forfeited; however, vested New Options (including 2x Time Options) will remain exercisable until the first anniversary of the termination of the executive’s employment.

Because we believe a termination by the executive for good reason (a constructive termination) is conceptually the same as an actual termination by the Company without cause, we believe it is appropriate to provide severance benefits following such a constructive termination of the named executive officer’s employment. All of our severance provisions are believed to be within the realm of competitive practice and are intended to provide fair and reasonable compensation to the executive upon a termination event.

Mr. Bovender’s Continuing Severance Benefits

In light of his long-term service to the Company and his retirement from the position of Chief Executive Officer, the Company entered into an Amended and Restated Employment Agreement with Mr. Bovender, effective December 31, 2008 (the “Amended Employment Agreement”). Mr. Bovender’s Amended Employment Agreement provides that, effective as of the expiration of the Employment Term (as defined in “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements”), Mr. Bovender was entitled to receive the “accrued rights” as described above for the other named executive officers. Mr. Bovender was also entitled to receive a pro rata portion of his bonus under the 2008-2009 PEP based on the Company’s actual results for 2009 (“Mr. Bovender’s Prorated Bonus”). Mr. Bovender is also entitled to continued coverage under the Company’s group health plans for Mr. Bovender and his wife until age 65, reimbursement of any unreimbursed business expenses properly incurred and such employee benefits, if any, as to which Mr. Bovender would be entitled under the Company’s employee benefit plans.

The Amended Employment Agreement also provides that, effective as of the expiration of the Employment Term (December 15, 2009), (i) neither Mr. Bovender nor the Company have any put or call rights with respect to Mr. Bovender’s New Options or stock acquired upon the exercise of any such options; (ii) Mr. Bovender’s “rollover” stock options will remain exercisable as if Mr. Bovender’s employment terminated by reason of “retirement” in accordance with the terms of the applicable equity plans and award agreements; (iii) the unvested New Options (including the 2x Time Options) held by Mr. Bovender that vest solely based on the passage of time will vest as if Mr. Bovender’s employment had continued through the next three anniversaries of their date of grant; (iv) the unvested New Options held by Mr. Bovender that are EBITDA performance options will remain outstanding and will vest, if at all, on the next four dates that they would have otherwise vested had Mr. Bovender’s employment continued, based upon the extent to which performance goals are met; (v) the unvested New Options held by Mr. Bovender that are “Investor Return” performance options will remain outstanding and will vest, if at all, on the dates that they would have otherwise vested had Mr. Bovender’s employment continued through the expiration of such options, based upon the extent to which performance goals are met; and (vi) Mr. Bovender’s New Options will remain exercisable until the second anniversary of the last date on which his EBITDA performance options are eligible to vest (which is December 31, 2014), except that (a) Mr. Bovender’s 2x Time Options will remain exercisable until the fifth anniversary of the last date on which his EBITDA performance options are eligible to vest (which is December 31, 2017), and (b) Mr. Bovender’s “Investor Return” performance options will remain exercisable until the expiration of such options.

Change in Control Benefits

Pursuant to the Stock Option Agreements governing the New Options granted in 2007 and the 2x Time Options granted in 2009, both under the 2006 Plan, upon a Change in Control of the Company (as defined below), all unvested time vesting New Options and 2x Time Options (that have not otherwise terminated or become exercisable) shall become immediately exercisable. Performance options that vest subject to the achievement of EBITDA targets will become exercisable upon a Change in Control of the Company if: (i) prior to the date of the occurrence of such event, all EBITDA targets have been achieved for years ending prior to such date; (ii) on the date of the occurrence of such event, the Company’s actual cumulative total EBITDA earned in all years occurring after the performance option grant date, and ending on the date of the Change in Control, exceeds the cumulative total of all EBITDA targets in effect for those same years; or (iii) the Investor Return is at least two-and-a-half times the price paid to the stockholders in the Recapitalization (or $127.50). For purposes of the vesting provision set forth in clause (ii) above, the EBITDA target for the year in which the Change in Control occurs shall be equitably adjusted by the Board of Directors in good faith in consultation with the chief executive officer (which adjustment shall take into account the time during such year at which the Change in Control occurs). Performance vesting options that vest based on the investment return to the Sponsors will only vest upon the occurrence of a Change in Control if, as a result of such event, the applicable Investor Return (i.e., at least two times the price paid to the stockholders in the Recapitalization for half of these options and at least two-and-one-half times the price paid to the stockholders in the Recapitalization for the other half of these options) is also achieved in such transaction (if not previously achieved). “Change in Control” means in one or more of a series of transactions (i) the transfer or sale of all or substantially all of the assets of the Company (or any direct or indirect parent of the Company) to an Unaffiliated Person (as defined below); (ii) a merger, consolidation, recapitalization or reorganization of the Company (or any direct or indirect parent of the Company) with or into another Unaffiliated Person, or a transfer or sale of the voting stock of the Company (or any direct or indirect parent of the Company), an Investor, or any affiliate of any of the Investors to an Unaffiliated Person, in any such event that results in more than 50% of the common stock of the Company (or any direct or indirect parent of the Company) or the resulting company being held by an Unaffiliated Person; or (iii) a merger, consolidation, recapitalization or reorganization of the Company (or any direct or indirect parent of the Company) with or into another Unaffiliated Person, or a transfer or sale by the Company (or any direct or indirect parent of the Company), an Investor or any affiliate of any of the Investors, in any such event after which the Investors and their affiliates

(x) collectively own less than 15% of the common stock of and (y) collectively have the ability to appoint less than 50% of the directors to the Board (or any resulting company after a merger). For purposes of this definition, the term “Unaffiliated Person” means a person or group who is not an Investor, an affiliate of any of the Investors or an entity in which any Investor holds, directly or indirectly, a majority of the economic interest in such entity.

Additional information regarding applicable payments under such agreements for the named executive officers is provided under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”

Recoupment of Compensation

Information regarding the Company’s policy with respect to recovery of incentive compensation is provided under “— Elements of Compensation — Annual Incentive Compensation: PEP” above.

Tax and Accounting Implications

On April 29, 2008, we registered our common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended; and the Company became subject to Section 162(m) of the Internal Revenue Code, as amended (the “Code”) for fiscal year 2008 and beyond, so long as the Company’s stock remains registered with the SEC. The Committee considers the impact of Section 162(m) in the design of its compensation strategies. Under Section 162(m), compensation paid to executive officers in excess of $1,000,000 cannot be taken by us as a tax deduction unless the compensation qualifies as performance-based compensation. We have determined, however, that we will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m) if such limitation is not in the best interests of our stockholders. While considering the tax implications of its compensation decisions, the Committee believes its primary focus should be to attract, retain and motivate executives and to align the executives’ interests with those of our stakeholders.

The Committee operates its compensation programs with the good faith intention of complying with Section 409A of the Internal Revenue Code. We account for stock based payments with respect to our long term equity incentive award programs in accordance with the requirements of ASC 718.

2009 Summary Compensation Table

The following table sets forth information regarding the compensation earned by the Chief Executive Officer, the Chief Financial Officer and our other three most highly compensated executive officers during 2009 and Mr. Bovender, who would have been one of our most highly compensated executive officers had he not retired as an executive officer on December 15, 2009.

					Changes in
					Pension
				Non-Equity	Value and
				Incentive	Nonqualified
			Option	Plan	Deferred	All Other
		Salary	Awards	Compensation	Compensation	Compensation
Name and Principal Positions	Year	($)	($)(1)	($)(2)	Earnings ($)(3)	($)(4)	Total ($)

Richard M. Bracken	2009	$1,324,975	$3,361,016	$3,445,000	$4,096,368	$25,532	$12,252,891
Chairman and Chief	2008	$1,060,872	—	$694,370	$1,740,620	$31,781	$3,527,643
Executive Officer	2007	$1,060,872	$5,560,666	$1,909,570	$590,370	$142,932	$9,264,410
R. Milton Johnson	2009	$849,984	$2,520,714	$1,360,000	$2,032,089	$17,674	$6,780,461
Executive Vice President,	2008	$786,698	—	$355,491	$1,871,790	$38,769	$3,052,748
Chief Financial Officer and Director	2007	$750,379	$3,971,905	$900,455	$509,442	$82,462	$6,214,643
Beverly B. Wallace	2009	$700,000	$997,771	$924,018	$2,047,036	$16,500	$4,685,325
President — Shared	2008	$700,000	—	$314,992	$2,080,836	$15,651	$3,111,479
Services Group	2007	$700,000	$2,224,258	$840,000	$676,111	$75,013	$4,515,382
Samuel N. Hazen	2009	$788,672	$997,771	$1,041,067	$1,725,405	$16,499	$4,569,414
President — Western Group	2008	$788,672	—	$350,807	$810,462	$15,651	$1,965,592
	2007	$788,672	$2,542,007	$830,779	$258,787	$84,767	$4,505,012
W. Paul Rutledge	2009	$675,000	$997,771	$891,017	$1,510,040	$16,500	$4,090,328
President — Central Group
Jack O. Bovender, Jr.	2009	$1,288,676	$1,470,443	$1,250,000	$4,127,725	$76,399	$8,213,243
Executive Chairman*	2008	$1,620,228	—	$1,391,886	$3,926,217	$45,321	$6,983,652
	2007	$1,620,228	$6,355,038	$3,888,547	—	$197,092	$12,060,905

*	Mr. Bovender retired as executive Chairman of the Company effective December 15, 2009.

(1)	Option Awards for 2007 and 2009 include the aggregate grant date fair value of the stock option awards granted during fiscal years 2007 and 2009, respectively, in accordance with ASC 718 with respect to New Options (including the 2x Time Options) to purchase shares of our common stock awarded to the named executive officers in fiscal years 2007 and 2009, respectively, under the 2006 Plan. See Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(2)	Non-Equity Incentive Plan Compensation for 2009 reflects amounts earned for the year ended December 31, 2009 under the 2008-2009 PEP, which amounts were paid in the first quarter of 2010 pursuant to the terms of the 2008-2009 PEP. For 2009, the Company exceeded its maximum performance level, as adjusted, with respect to the Company’s EBITDA and the Central and Western Group EBITDA; therefore, pursuant to the terms of the 2008-2009 PEP, awards under the 2008-2009 PEP were paid out to the named executive officers, at the maximum level of 200% of their respective target amounts. Mr. Bovender was also awarded, pursuant to his Amended Employment Agreement, an additional one-time bonus of $250,000 based upon his contributions to certain legislative initiatives as determined by the Committee.

Non-Equity Incentive Plan Compensation for 2008 reflects amounts earned for the year ended December 31, 2008 under the 2008-2009 PEP, which amounts were paid in the first quarter of 2009 pursuant to the terms of the 2008-2009 PEP. For 2008, the Company did not achieve its target performance level, but exceeded its threshold performance level, as adjusted, with respect to the Company’s EBITDA; therefore, pursuant to the terms of the 2008-2009 PEP, 2008 awards under the 2008-2009 PEP were paid out to the named executive officers at approximately 68.2% of each such officer’s respective target amount, with the exception of Mr. Hazen, whose award was paid out at approximately 67.4% of his target amount, due to the 50% of his PEP based on the Western Group EBITDA, which also exceeded the threshold performance level but did not reach the target performance level.

Non-Equity Incentive Plan Compensation for 2007 reflects amounts earned for the year ended December 31, 2007 under the 2007 PEP, which amounts were paid in the first quarter of 2008 pursuant to the terms of the 2007 PEP. For 2007, the Company exceeded its maximum performance level, as adjusted, with respect to the Company’s EBITDA; therefore, pursuant to the terms of the 2007 PEP, awards under the 2007 PEP were paid out to the named executive officers, at the maximum level of 200% of their respective target amounts, with the exception of Mr. Hazen, whose award was paid out at 175.6% of the target amount, due to the 50% of his PEP based on the Western Group EBITDA, which exceeded the target but did not reach the maximum performance level.

(3)	All amounts for 2009 are attributable to changes in value of the SERP benefits. Assumptions used to calculate these figures are provided under the table titled “2009 Pension Benefits.” The changes in the SERP benefit value during 2009 were impacted mainly by: (i) the passage of time which reflects another year of pay and service plus actual investment return, (ii) the discount rate changing from 6.25% to 5.00%, which resulted in an increase in the value and (iii) the use of the actual 2009 interest rate of 4.24% for Mr. Bovender who retired in 2009. The impact of these events on the SERP benefit values was:

	Bracken	Johnson	Wallace	Hazen	Rutledge	Bovender

Passage of Time	$1,655,097	$618,320	$788,376	$343,653	$420,979	$2,053,402
Discount Rate Change	$2,441,271	$1,413,769	$1,258,660	$1,381,752	$1,089,061	—
Actual Retirement	—	—	—	—	—	$2,074,323

All amounts for 2008 are attributable to changes in value of the SERP benefits. Assumptions used to calculate these figures are provided under the table titled “2009 Pension Benefits.” The changes in the SERP benefit value during 2008 were impacted mainly by: (i) the passage of time which reflects another year of pay and service plus actual investment return, (ii) the discount rate changing from 6.00% to 6.25%, which resulted in a decrease in the value and (iii) the opportunity for participants to change their benefit election before 2009 for terminations and retirements occurring after 2008. Mr. Bovender elected to change his benefit payment from an annuity to a lump sum. The impact of these events on the SERP benefit values was:

	Bracken	Johnson	Wallace	Hazen	Bovender

Passage of Time	$2,142,217	$2,100,290	$2,301,107	$1,037,631	$1,432,831
Discount Rate Change	$(401,597)	$(228,500)	$(220,271)	$(227,169)	$(467,374)
Change in Election	—	—	—	—	$2,960,760

All amounts for 2007 are attributable to changes in value of the SERP benefits. Assumptions used to calculate these figures are provided under the table titled “2009 Pension Benefits.” The changes in the SERP benefit value during 2007 were impacted mainly by: (i) the passage of time which reflects another year of pay and service, (ii) the discount rate changing from 5.75% to 6.00%, which resulted in a decrease in the value and (iii) the use of the named executive officers’ actual elections compared to 2006 when benefits were valued assuming a 50% probability of electing a lump sum and a 50% probability of electing an annuity. All named executive officers elected a lump sum payment at retirement, with the exception of Mr. Bovender, who elected an annuity. The impact of these events on the SERP benefit values was:

	Bracken	Johnson	Wallace	Hazen	Bovender

Passage of Time	$399,630	$510,118	$549,404	$266,066	$(966,974)
Discount Rate Change	$(351,603)	$(145,992)	$(165,945)	$(186,325)	$(542,195)
Actual Election	$542,343	$145,315	$292,652	$179,046	$(1,322,788)

(4)	2009 amounts generally consist of:

•	Matching Company contributions to our 401(k) Plan as set forth below.

	Bracken	Johnson	Wallace	Hazen	Rutledge	Bovender

HCA 401(k) matching contribution	$16,500	$16,500	$16,500	$16,499	$16,500	$16,500

•	Personal use of corporate aircraft. In 2009, Messrs. Bracken, Johnson and Bovender were allowed personal use of Company aircraft with an estimated incremental cost of $5,025, $1,129 and $13,141, respectively, to the Company. Ms. Wallace and Messrs. Hazen and Rutledge did not have any personal travel on Company aircraft in 2009. We calculate the aggregate incremental cost of the personal use of Company aircraft based on a methodology that includes the average aggregate cost, on a per nautical mile basis, of variable expenses incurred in connection with personal plane usage, including trip-related maintenance, landing fees, fuel, crew hotels and meals, on-board catering, trip-related hangar and parking costs and other variable costs. Because our aircraft are used primarily for business travel, our incremental cost methodology does not include fixed costs of owning and operating aircraft that do not change based on usage. We grossed up the income attributed to Mr. Bracken with respect to certain trips on Company aircraft. The additional income attributed to him as a result of gross ups was $594. In addition, we will pay the expenses of our executives’ spouses associated with travel to and/or attendance at business related events at which spouse attendance is appropriate. We paid approximately $2,477 and $13,327 for travel and/or other expenses incurred by Messrs. Bracken’s and Bovender’s wives, respectively, for such business related events, and additional income of $891 and $4,793 was attributed to Messrs. Bracken and Bovender, respectively, as a result of the gross up on such amounts.

•	Additional income of $28,638 was attributed to Mr. Bovender for gifts received from the Company in connection with his retirement.

2008 amounts consist of:

•	Company contributions to our former Retirement Plan and matching Company contributions to our 401(k) Plan as set forth below.

	Bracken	Johnson	Wallace	Hazen	Bovender

HCA Retirement Plan	$3,163	$3,163	$3,163	$3,163	$3,163
HCA 401(k) matching contribution	$12,488	$12,488	$12,488	$12,488	$12,488
HCA Restoration Plan	—	—	—	—	—

Effective January 1, 2008, participants in the SERP are no longer eligible for Restoration Plan contributions.

•	Personal use of corporate aircraft. In 2008, Messrs. Bovender, Bracken and Johnson were allowed personal use of Company aircraft with an estimated incremental cost of $28,913, $15,233 and $4,546, respectively, to the Company. Ms. Wallace and Mr. Hazen did not have any personal travel on Company aircraft in 2008. We calculate the aggregate incremental cost of the personal use of Company aircraft based on a methodology that includes the average aggregate cost, on a per nautical mile basis, of variable expenses incurred in connection with personal plane usage, including trip-related maintenance, landing fees, fuel, crew hotels and meals, on-board catering, trip-related hangar and parking costs and other variable costs. Because our aircraft are used primarily for business travel, our incremental cost methodology does not include fixed costs of owning and operating aircraft that do not change based on usage. We grossed up the income attributed to Messrs. Bovender and Bracken with respect to certain trips on Company aircraft. The additional income attributed to them as a result of gross ups was $588 and $599, respectively. In addition, we will pay the expenses of our executives’ spouses associated with travel to and/or attendance at business related events at which spouse attendance is appropriate. We paid approximately $107, $189 and $13,660 for travel and/or other expenses incurred by Messrs. Bovender’s, Bracken’s and Johnson’s wives, respectively, for such business related events, and additional income of $62, $109 and $4,912 was attributed to Messrs. Bovender, Bracken and Johnson, respectively, as a result of the gross up on such amounts.

2007 amounts consist of:

•	Company contributions to our former Retirement Plan, matching Company contributions to our 401(k) Plan and Company accruals for our Restoration Plan as set forth below.

	Bracken	Johnson	Wallace	Hazen	Bovender

HCA Retirement Plan	$19,388	$19,388	$19,388	$19,388	$19,388
HCA 401(k) matching contribution	$3,375	$3,375	$3,375	$3,375	$2,250
HCA Restoration Plan	$91,946	$57,792	$52,250	$62,004	$153,475

•	Personal use of corporate aircraft. In 2007, Messrs. Bovender and Bracken were allowed personal use of Company aircraft with an estimated incremental cost of $21,350 and $26,895, respectively, to the Company, calculated as described above. Ms. Wallace and Mr. Hazen did not have any personal travel on Company’s aircraft in 2007. We grossed up the income attributed to Messrs. Bovender and Bracken with respect to certain trips on Company aircraft. The additional income attributed to them as a result of gross ups was $629 and $863, respectively. In addition, we will pay the travel expenses of our executives’ spouses associated with travel to business related events at which spouse attendance is appropriate. We paid approximately $342 for travel by Mr. Bracken’s wife on a commercial airline and related expenses for such an event, and additional income of $123 was attributed to Mr. Bracken as a result of the gross up on such amount.

2009 Grants of Plan-Based Awards

The following table provides information with respect to awards made under our 2006 Plan and 2008-2009 PEP during the 2009 fiscal year.

								All Other
								Option
		Estimated Possible Payouts			Estimated Possible Payouts			Awards:	Exercise or
		Under Non-Equity Incentive			Under Equity Incentive			Number of	Base Price	Grant Date
		Plan Awards ($)(1)			Plan Awards (#)			Securities	of Option	Fair Value
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Underlying	Awards	of Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	Options(2)	($/sh)	Awards

Richard M. Bracken	10/6/2009	—	—	—	—	—	—	315,742	$102.00	$3,361,016
Richard M. Bracken	N/A	$861,250	$1,722,500	$3,445,000	—	—	—	—	—	—
R. Milton Johnson	10/6/2009	—	—	—	—	—	—	236,802	$102.00	$2,520,714
R. Milton Johnson	N/A	$340,000	$680,000	$1,360,000	—	—	—	—	—	—
Beverly B. Wallace	10/6/2009	—	—	—	—	—	—	93,733	$102.00	$997,771
Beverly B. Wallace	N/A	$231,004	$462,009	$924,018	—	—	—	—	—	—
Samuel N. Hazen	10/6/2009	—	—	—	—	—	—	93,733	$102.00	$997,771
Samuel N. Hazen	N/A	$260,267	$520,534	$1,041,067	—	—	—	—	—	—
W. Paul Rutledge	10/6/2009	—	—	—	—	—	—	93,733	$102.00	$997,771
W. Paul Rutledge	N/A	$222,754	$445,509	$891,017	—	—	—	—	—	—
Jack O. Bovender, Jr.	10/6/2009	—	—	—	—	—	—	138,137	$102.00	$1,470,443
Jack O. Bovender, Jr.	N/A	$250,000	$500,000	$1,000,000	—	—	—	—	—	—

(1)	Non-equity incentive awards granted to each of the named executive officers pursuant to our 2008-2009 PEP for the 2009 fiscal year, as described in more detail under “— Compensation Discussion and Analysis — Elements of Compensation — Annual Incentive Compensation: PEP.” The amounts shown in the “Threshold” column reflect the threshold payment, which is 50% of the amount shown in the “Target” column. The amount shown in the “Maximum” column is 200% of the target amount. Mr. Bovender’s Amended Employment Agreement set forth his PEP target for the 2009 fiscal year. Pursuant to the terms of the 2008-2009 PEP, the Company exceeded its maximum performance level, as adjusted, for 2009 with respect to the Company’s EBITDA and the Central and Western Group EBITDA; therefore, pursuant to the terms of the 2008-2009 PEP, awards were paid out to the named executive officers, at the maximum level of 200% of their respective target amounts for 2009. Messrs. Bracken, Johnson, Hazen, Rutledge and Bovender and Ms. Wallace received $3,445,000, $1,360,000, $1,041,067, $891,017, $1,000,000 and $924,018, respectively, under the 2008-2009 Senior Officer PEP for the 2009 fiscal year. Such amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Stock options awarded under the 2006 Plan, pursuant to the named executive officers’ respective employment agreements, by the Compensation Committee as a part of the named executive officers’ long term equity incentive award. The 2x Time Options granted in 2009 are structured, pursuant to the named executive officer’s respective employment agreements, so that 40% were vested on the grant date to reflect employment served since the Recapitalization, an additional 20% vested on November 17, 2009 and an additional 20% will vest on each of November 17, 2010 and November 17, 2011, respectively. The terms of these option awards are described in more detail under “— Compensation Discussion and Analysis — Elements of Compensation — Long Term Equity Incentive Awards: Options.” The aggregate grant date fair value of these option grants in accordance with ASC 718 is reflected in the “Option Awards” column of the Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table

Total Compensation

In 2009, 2008 and 2007, total direct compensation, as described in the Summary Compensation Table, consisted primarily of base salary, annual PEP awards payable in cash, and, in 2007, long term stock option grants designed to be one-time grants to cover at least five years of service and, in 2009, 2x Time Option grants as set forth in each named executive officer’s employment agreement to be fully vested on the fifth anniversary of the Recapitalization. This mix was intended to reflect our philosophy that a significant portion of an executive’s compensation should be equity-linked and/or tied to our operating performance. In addition, we provided an opportunity for executives to participate in two supplemental retirement plans; however, effective January 1, 2008, participants in the SERP are no longer eligible for Restoration Plan contributions, although Restoration Plan accounts will continue to be maintained for such participants (for additional information concerning the Restoration Plan, see “— 2009 Nonqualified Deferred Compensation”).

Options

In January 2007, New Options to purchase common stock of the Company were granted under the 2006 Plan to members of management and key employees, including the named executive officers. The New Options were designed to be long term equity incentive awards, constituting a one-time stock option grant in lieu of annual equity grants. The New Options granted in 2007 have a ten year term and are structured so that 1/3 are time vested options (vesting in five equal installments on the first five anniversaries of the grant date), 1/3 are EBITDA-based performance vested options and 1/3 are performance options that vest based on investment return to the Sponsors. The terms of the New Options granted in 2007 are described in greater detail under “— Compensation Discussion and Analysis — Elements of Compensation — Long Term Equity Incentive Awards: Options.” The aggregate grant date fair value of the New Options granted in 2007 in accordance with ASC 718 is included under the “Option Awards” column of the Summary Compensation Table.

In accordance with their employment agreements entered into at the time of the Recapitalization, as each may have been or may be subsequently amended, our named executive officers received the 2x Time Options in October 2009 with an exercise price equal to two times the share price at the Recapitalization (or $102.00). The Committee allocated the 2x Time Options in consultation with our Chief Executive Officer based on past executive contributions and future anticipated impact on Company objectives. The 2x Time Options have a ten year term and are structured so that forty percent were vested upon grant, an additional twenty percent of the options vested on November 17, 2009, and twenty percent of the options granted to each recipient will vest on November 17, 2010 and November 17, 2011, respectively. Thereby, a portion of the grant was vested on the date of the grant based on employment served since the Recapitalization. The terms of the 2x Time Options are otherwise consistent with other time vesting options granted under the 2006 Plan. The terms of the 2x Time Options granted in 2009 are described in greater detail under “— Compensation Discussion and Analysis — Elements of Compensation — Long Term Equity Incentive Awards: Options.” The aggregate grant date fair value of the 2x Time Options granted in 2009 in accordance with ASC 718 is included under the “Option Awards” column of the Summary Compensation Table.

As a result of the Recapitalization, all unvested awards under the HCA 2005 Equity Incentive Plan (the “2005 Plan”) (and all predecessor equity incentive plans) vested in November 2006. Generally, all outstanding options under the 2005 Plan (and any predecessor plans) were cancelled and converted into the right to receive a cash payment equal to the number of shares of common stock underlying the option multiplied by the amount by which the Recapitalization consideration of $51.00 per share exceeded the exercise price for the options (without interest and less any applicable withholding taxes). However, certain members of management, including the named executive officers, were given the opportunity to convert options held by them prior to consummation of the Recapitalization into options to purchase shares of common stock of the surviving corporation (“Rollover Options”). Immediately after the consummation of the Recapitalization, all Rollover Options (other than those with an exercise price below $12.75) were adjusted so that they retained the same “spread value” (as defined below) as immediately prior to the Recapitalization, but the new per share exercise price for all Rollover Options would be $12.75. The term “spread value” means the difference between (x) the aggregate fair market value of the common stock (determined using the Recapitalization consideration of $51.00 per share) subject to the outstanding options held by the participant immediately prior to the Recapitalization that became Rollover Options, and (y) the aggregate exercise price of those options.

New Options, 2x Time Options and Rollover Options held by the named executive officers are described in the Outstanding Equity Awards at 2009 Fiscal Year-End Table.

Employment Agreements

In connection with the Recapitalization, on November 16, 2006, Hercules Holding entered into substantially similar employment agreements with each of the named executive officers and certain other executives, which agreements were shortly thereafter assumed by the Company and which agreements govern the terms of each executive’s employment. However, in light of Mr. Bovender’s retirement from the positions of Chief Executive Officer and Chairman, effective December 31, 2008 and December 15, 2009, respectively, the Company entered into an Amended and Restated Employment Agreement with Mr. Bovender, effective December 31, 2008, the terms of which are described below. The Company also entered into an amendment to Mr. Bracken’s employment agreement, effective January 1, 2009, to reflect his appointment to the position of Chief Executive Officer.

Executive Employment Agreements (Other than Mr. Bovender’s)

The term of employment under each of these agreements is indefinite, and they are terminable by either party at any time; provided that an executive must give no less than 90 days notice prior to a resignation.

Each employment agreement sets forth the executive’s annual base salary, which will be subject to discretionary annual increases upon review by the Board of Directors, and states that the executive will be eligible to earn an annual bonus as a percentage of salary with respect to each fiscal year, based upon the extent to which annual performance targets established by the Board of Directors are achieved. The employment agreements committed us to provide each executive with annual bonus opportunities in 2008 that were consistent with those applicable to the 2007 fiscal year, unless doing so would be adverse to our interests or the interests of our stockholders, and for later fiscal years, the agreements provide that the Board of Directors will set bonus opportunities in consultation with our Chief Executive Officer. With respect to the 2009 and 2008 fiscal years and the 2007 fiscal year, each executive was eligible to earn under the 2008-2009 PEP and the 2007-2008 PEP, respectively, (i) a target bonus, if performance targets were met; (ii) a specified percentage of the target bonus, if “threshold” levels of performance were achieved but performance targets were not met; or (iii) a multiple of the target bonus if “maximum” performance goals were achieved, with the annual bonus amount being interpolated, in the sole discretion of the Board of Directors, for performance results that exceeded “threshold” levels but do not meet or exceed “maximum” levels. The annual bonus opportunities for 2009 were set forth in the 2008-2009 PEP, as described in more detail under “Compensation Discussion and Analysis — Annual Incentive Compensation: PEP.” As described above, the Company exceeded its maximum performance level, as adjusted, for 2009 with respect to the Company’s EBITDA and the Central and Western Group EBITDA; therefore, pursuant to the terms of the 2008-2009 PEP, awards were paid out to the named executive officers, at the maximum level of 200% of their respective target amounts for 2009. As described above, awards under the 2008 PEP were paid out to the named executive officers at approximately 68.2% of each such officer’s respective target amount, with the exception of Mr. Hazen, whose award was paid out at approximately 67.4% of the target amount. Awards under the 2007 PEP were paid out to the named executive officers, at the maximum level of 200% of their respective target amounts, with the exception of Mr. Hazen, whose award was paid out at 175.6% of his target amount. Each employment agreement also sets forth the number of options that the executive received pursuant to the 2006 Plan as a percentage of the total equity initially made available for grants pursuant to the 2006 Plan. Such option awards, the New Options, were made January 30, 2007 and are described above under “— Options.”

In each of the employment agreements with the named executive officers, we also committed to grant, among the named executive officers and certain other executives, the 2x Time Options, which were granted, as described above, on October 6, 2009. Additionally, pursuant to the employment agreements, we agree to indemnify each executive against any adverse tax consequences (including, without limitation, under Section 409A and 4999 of the Internal Revenue Code), if any, that result from the adjustment by us of stock options held by the executive in connection with Recapitalization or the future payment of any extraordinary cash dividends.

Pursuant to each employment agreement, if an executive’s employment terminates due to death or disability, the executive would be entitled to receive (i) any base salary and any bonus that is earned and unpaid through the date of termination; (ii) reimbursement of any unreimbursed business expenses properly incurred by the executive; (iii) such employee benefits, if any, as to which the executive may be entitled under our employee benefit plans (the payments and benefits described in (i) through (iii) being “accrued rights”); and (iv) a pro rata portion of any annual bonus that the executive would have been entitled to receive pursuant to the employment agreement based upon our actual results for the year of termination (with such proration based on the percentage of the fiscal year that shall have elapsed through the date of termination of employment, payable to the executive when the annual bonus would have been otherwise payable (the “pro rata bonus”)).

If an executive’s employment is terminated by us without “cause” (as defined below) or by the executive for “good reason” (as defined below) (each a “qualifying termination”), the executive would be (i) entitled to the accrued rights; (ii) subject to compliance with certain confidentiality, non-competition and non-solicitation covenants contained in his or her employment agreement and execution of a general release of claims on behalf of the Company, an amount equal to the product of (x) two (three in the case of Richard M. Bracken and R. Milton Johnson) and (y) the sum of (A) the executive’s base salary and (B) annual bonus paid or payable in respect of the fiscal year immediately preceding the fiscal year in which termination occurs, payable over a two-year period; (iii) entitled to the pro rata bonus; and (iv) entitled to continued coverage under our group health plans during the period over which the cash severance described in clause (ii) is paid. The executive’s vested New Options and 2x Time Options would also remain exercisable until the first anniversary of the termination of the executive’s employment. However, in lieu of receiving the payments and benefits described in (ii), (iii) and (iv) immediately above, the executive may instead elect to have his or her covenants not to compete waived by us. The same severance applies regardless of whether the termination was in connection with a change in control of the Company.

“Cause” is defined as an executive’s (i) willful and continued failure to perform his material duties to the Company which continues beyond 10 business days after a written demand for substantial performance is delivered; (ii) willful or intentional engagement in material misconduct that causes material and demonstrable injury, monetarily or otherwise, to the Company or the Sponsors; (iii) conviction of, or a plea of nolo contendere to, a crime constituting a felony, or a misdemeanor for which a sentence of more than six months’ imprisonment is imposed; or (iv) willful and material breach of his covenants under the employment agreement which continues beyond the designated cure period or of the agreements relating to the new equity. “Good Reason” is defined as (i) a reduction in the executive’s base salary (other than a general reduction that affects all similarly situated employees in substantially the same proportions which is implemented by the Board in good faith after consultation with the chief executive officer and chief operating officer), a reduction in the executive’s annual incentive compensation opportunity, or the reduction of benefits payable to the executive under the SERP; (ii) a substantial diminution in the executive’s title, duties and responsibilities; or (iii) a transfer of the executive’s primary workplace to a location that is more than 20 miles from his or her current workplace (other than, in the case of (i) and (ii), any isolated, insubstantial and inadvertent failure that is not in bad faith and is cured within 10 business days after the executive’s written notice to the Company).

In the event of an executive’s termination of employment that is not a qualifying termination or a termination due to death or disability, he or she will only be entitled to the “accrued rights” (as defined above).

Additional information with respect to potential payments to the named executive officers pursuant to their employment agreements and the 2006 Plan is contained in “— Potential Payments Upon Termination or Change in Control.”

Mr. Bovender’s Employment Agreement

The Company entered into the Amended Employment Agreement with Jack O. Bovender, Jr. on October 27, 2008, which became effective on December 31, 2008. Pursuant to the terms of the Amended Employment Agreement, Mr. Bovender was employed by HCA Management Services, L.P., an affiliate of the Company, and served as executive Chairman of the Company for a period commencing December 31, 2008 and ending December 15, 2009 (the “Employment Term”).

The Amended Employment Agreement provided that Mr. Bovender receive a base salary (i) at the monthly rate of $135,000 for the first three months of the Employment Term and (ii) at the monthly rate of $86,957 for the next eight and one-half months of the Employment Term (“Mr. Bovender’s Base Salary”). Mr. Bovender was also entitled to the full amount of any annual bonus earned, but unpaid, as of the effective date of the Amended Employment Agreement for the year ended December 31, 2008 under the Company’s 2008-2009 PEP. For calendar year 2009, Mr. Bovender was eligible to earn a bonus under the 2008-2009 PEP with a “target bonus” of $500,000. Mr. Bovender had an additional 2009 bonus opportunity of up to $250,000 based upon his contributions to certain legislative initiatives as determined by the Committee (“Mr. Bovender’s Additional Bonus”). Pursuant to the terms of the 2008-2009 PEP, the Company exceeded its maximum performance level, as adjusted, for 2009 with respect to the Company’s EBITDA; therefore, pursuant to the terms of the 2008-2009 PEP, Mr. Bovender’s award for the 2009 fiscal year was paid out at the maximum level of 200% of his target amount. Mr. Bovender was also awarded, pursuant to his Amended Employment Agreement, an additional one-time bonus of $250,000 based upon his contributions to certain legislative initiatives as determined by the Committee. The Amended Employment Agreement generally provides for the provision of or reimbursement of expenses associated with office space, shared clerical support and office equipment until Mr. Bovender reaches age 70.

The terms of Mr. Bovender’s employment agreement with respect to termination of his employment are described in detail under “Compensation Discussion and Analysis — Severance and Change in Control Agreements — Mr. Bovender’s Continuing Severance Benefits.”

Additional information with respect to payments to Mr. Bovender pursuant to his Amended Employment Agreement and the 2006 Plan is contained in “— Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table includes certain information with respect to options held by the named executive officers as of December 31, 2009.

			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise	Option
	Options	Options	Unearned	Price	Expiration
Name	Exercisable(#)(1)(2)(3)	Unexercisable(#)(2)(3)	Options(#)(2)	($)(4)(5)(6)	Date

Richard M. Bracken	8,052	—	—	$12.75	3/22/2011
Richard M. Bracken	26,248	—	—	$12.75	7/26/2011
Richard M. Bracken	29,934	—	—	$12.75	1/24/2012
Richard M. Bracken	40,490	—	—	$12.75	1/29/2013
Richard M. Bracken	30,235	—	—	$12.75	1/29/2014
Richard M. Bracken	10,739	—	—	$12.75	1/27/2015
Richard M. Bracken	7,095	—	—	$12.75	1/26/2016
Richard M. Bracken	116,550	69,932	163,172	$51.00	1/30/2017
Richard M. Bracken	189,444	126,298	—	$102.00	10/6/2019
R. Milton Johnson	6,039	—	—	$12.75	3/22/2011
R. Milton Johnson	9,579	—	—	$12.75	1/24/2012
R. Milton Johnson	9,254	—	—	$12.75	1/29/2013
R. Milton Johnson	8,062	—	—	$12.75	1/29/2014

			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise	Option
	Options	Options	Unearned	Price	Expiration
Name	Exercisable(#)(1)(2)(3)	Unexercisable(#)(2)(3)	Options(#)(2)	($)(4)(5)(6)	Date

R. Milton Johnson	26,013	—	—	$12.75	7/22/2014
R. Milton Johnson	6,441	—	—	$12.75	1/27/2015
R. Milton Johnson	4,301	—	—	$12.75	1/26/2016
R. Milton Johnson	83,250	49,951	116,552	$51.00	1/30/2017
R. Milton Johnson	142,080	94,722	—	$102.00	10/6/2019
Beverly B. Wallace	6,039	—	—	$12.75	3/22/2011
Beverly B. Wallace	9,579	—	—	$12.75	1/24/2012
Beverly B. Wallace	13,882	—	—	$12.75	1/29/2013
Beverly B. Wallace	11,422	—	—	$12.75	1/29/2014
Beverly B. Wallace	4,601	—	—	$12.75	1/27/2015
Beverly B. Wallace	3,559	—	—	$12.75	1/26/2016
Beverly B. Wallace	46,620	27,973	65,268	$51.00	1/30/2017
Beverly B. Wallace	56,238	37,495	—	$102.00	10/6/2019
Samuel N. Hazen	6,039	—	—	$12.75	3/22/2011
Samuel N. Hazen	13,124	—	—	$12.75	7/26/2011
Samuel N. Hazen	19,158	—	—	$12.75	1/24/2012
Samuel N. Hazen	23,137	—	—	$12.75	1/29/2013
Samuel N. Hazen	16,797	—	—	$12.75	1/29/2014
Samuel N. Hazen	6,441	—	—	$12.75	1/27/2015
Samuel N. Hazen	4,301	—	—	$12.75	1/26/2016
Samuel N. Hazen	53,280	31,969	74,592	$51.00	1/30/2017
Samuel N. Hazen	56,238	37,495	—	$102.00	10/6/2019
W. Paul Rutledge	8,381	—	—	$12.75	1/24/2012
W. Paul Rutledge	9,254	—	—	$12.75	1/29/2013
W. Paul Rutledge	5,375	—	—	$12.75	1/29/2014
W. Paul Rutledge	2,297	—	—	$12.75	1/27/2015
W. Paul Rutledge	5,395	—	—	$12.75	10/1/2015
W. Paul Rutledge	4,301	—	—	$12.75	1/26/2016
W. Paul Rutledge	46,620	27,973	65,268	$51.00	1/30/2017
W. Paul Rutledge	56,238	37,495	—	$102.00	10/6/2019
Jack O. Bovender, Jr.	133,200	79,922	186,482	$51.00	1/30/2017
Jack O. Bovender, Jr.	82,881	55,256	—	$102.00	10/6/2019

(1)	Reflects Rollover Options, as further described under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Options,” the 40% of the named executive officer’s time vested New Options, comprised of the 20% that vested as of January 30, 2008 and January 30, 2009, respectively, the 60% of the named executive officer’s EBITDA-based performance vested New Options, comprised of the 20% that vested as of December 31, 2007, December 31, 2008 and December 31, 2009, respectively (upon the Committee’s determination that the Company achieved the 2007, 2008 and 2009 EBITDA performance targets under the option awards, as adjusted, as described in more detail under “— Compensation Discussion and Analysis — Elements of Compensation — Long Term Equity Incentive Awards: Options”) and the 60% of the named executive officer’s vested 2x Time Options, comprised of the 40% that were vested on the grant date and the 20% that vested on November 17, 2009.

(2)	Reflects New Options awarded in January 2007 under the 2006 Plan by the Compensation Committee as part of the named executive officer’s long term equity incentive award. The New Options granted in 2007 are structured so that 1/3 are time vested options (vesting in five equal installments on the first five anniversaries of the January 30, 2007 grant date), 1/3 are EBITDA-based performance vested options (vesting in equal increments of 20% at the end of fiscal years 2007, 2008, 2009, 2010 and 2011 if certain annual EBITDA performance targets are achieved, subject to “catch up” vesting, such that, options that were eligible to vest but failed to vest due to our failure to achieve prior EBITDA targets will vest if at the end of any subsequent year or at the end of fiscal year 2012, the cumulative total EBITDA earned in all prior years exceeds the cumulative EBITDA target at the end of such fiscal year) and 1/3 are performance options that vest based on investment return to the Sponsors (vesting with respect to 10% of the common stock subject to such options at the end of fiscal years 2007, 2008, 2009, 2010 and 2011 if the Investor Return is at least $102.00 and with respect to an additional 10% at the end of fiscal years 2007, 2008, 2009, 2010 and 2011 if the Investor Return is at least $127.50, subject to “catch up” vesting if the relevant Investor Return is achieved at any time occurring prior to January 30, 2017, so long as the named executive officer remains employed by the Company). The time vested options are reflected in the “Number of Securities Underlying Unexercised Options Unexercisable” column (with the exception of the 40% of the time vested options that were vested as of December 31, 2009, which are reflected in the “Number of Securities Underlying Unexercised Options Exercisable” column), and the EBITDA-based performance vested options and investment return performance vested options are both reflected in the “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” column (with the exception of the 60% of the EBITDA-based performance vested options that were vested as of December 31, 2009, which are reflected in the “Number of Securities Underlying Unexercised Options Exercisable” column). The terms of these option awards are described in more detail under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Options.”

(3)	Reflects 2x Time Options awarded in October 2009 under the 2006 Plan by the Compensation Committee, pursuant to the named executive officer’s employment agreement, as part of the named executive officer’s long term equity incentive award. The 2x Time Options are structured, pursuant to the named executive officer’s respective employment agreements, so that 40% were vested on the grant date, an additional 20% vested on November 17, 2009 and an additional 20% will vest on November 17, 2010 and November 17, 2011, respectively. The 60% of the 2x Time Options that were vested as of December 31, 2009 are reflected in the “Number of Securities Underlying Unexercised Options Exercisable” column, and the 40% of the 2x Time Options that were not vested as of December 31, 2009 are reflected in the “Number of Securities Underlying Unexercised Options Unexercisable” column. The terms of these option awards are described in more detail under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Options.”

(4)	Immediately after the consummation of the Recapitalization, all Rollover Options (other than those with an exercise price below $12.75) were adjusted such that they retained the same “spread value” (as defined below) as immediately prior to the Recapitalization, but the new per share exercise price for all Rollover Options would be $12.75. The term “spread value” means the difference between (x) the aggregate fair market value of the common stock (determined using the Recapitalization consideration of $51.00 per share) subject to the outstanding options held by the participant immediately prior to the Recapitalization that became Rollover Options, and (y) the aggregate exercise price of those options.

(5)	The exercise price for the New Options granted under the 2006 Plan to the named executive officers on January 30, 2007 was equal to the fair value of our common stock on the date of the grant, as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors, pursuant to the terms of the 2006 Plan.

(6)	The exercise price for the 2x Time Options granted under the 2006 Plan to the named executive officers on October 6, 2009 was $102.00, pursuant to the named executive officers’ employment agreements.

Option Exercises and Stock Vested in 2009

The following table includes certain information with respect to options exercised by the named executive officers during the fiscal year ended December 31, 2009.

	Option Awards
	Number of Shares
	Acquired on	Value Realized on
Name	Exercise(1)	Exercise ($)(2)

Jack O. Bovender, Jr.	188,340	$21,243,911

(1)	Mr. Bovender elected a cashless exercise of 360,494 stock options resulting in net shares realized of 188,340.

(2)	Represents the difference between the exercise price of the options and the fair market value of the common stock on the date of exercise, as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors.

2009 Pension Benefits

Our SERP is intended to qualify as a “top-hat” plan designed to benefit a select group of management or highly compensated employees. There are no other defined benefit plans that provide for payments or benefits to any of the named executive officers. Information about benefits provided by the SERP is as follows:

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year

Richard M. Bracken	SERP	28	$14,303,696	—
R. Milton Johnson	SERP	27	$6,353,324	—
Beverly B. Wallace	SERP	26	$8,696,543	—
Samuel N. Hazen	SERP	27	$5,330,983	—
W. Paul Rutledge	SERP	28	$5,504,026	—
Jack O. Bovender, Jr.	SERP	29	—	$26,300,528

Mr. Bovender retired in 2009, and he received a SERP payment in April 2009. Mr. Bracken and Ms. Wallace are eligible for early retirement. The remaining named executive officers have not satisfied the eligibility requirements for normal or early retirement. All of the named executive officers are 100% vested in their accrued SERP benefit.

Plan Provisions

In the event the employee’s “accrued benefits under the Company’s Plans” (computed using “actuarial factors”) are insufficient to provide the “life annuity amount,” the SERP will provide a benefit equal to the amount of the shortfall. Benefits can be paid in the form of an annuity or a lump sum. The lump sum is calculated by converting the annuity benefit using the “actuarial factors.” All benefits with a present value not exceeding one million dollars are paid as a lump sum regardless of the election made.

Normal retirement eligibility requires attainment of age 60 for employees who were participants at the time of the change in control which occurred as a result of the Recapitalization, including all of the named executive officers. Early retirement eligibility requires age 55 with 20 or more years of service. The service requirement for early retirement is waived for employees participating in the SERP at the time of its inception in 2001, including all of the named executive officers. The “life annuity amount” payable to a participant who takes early retirement is reduced by three percent for each full year or portion thereof that the participant retires prior to normal retirement age.

The “life annuity amount” is the annual benefit payable as a life annuity to a participant upon normal retirement. It is equal to the participant’s “accrual rate” multiplied by the product of the participant’s “years of service” times the participant’s “pay average.” The SERP benefit for each year equals the life annuity amount less the annual life annuity amount produced by the employee’s “accrued benefit under the Company’s Plans.”

The “accrual rate” is a percentage assigned to each participant, and is either 2.2% or 2.4%. All of the named executive officers are assigned a percentage of 2.4%.

A participant is credited with a “year of service” for each calendar year that the participant performs 1,000 hours of service for HCA or one of our subsidiaries, or for each year the participant is otherwise credited by us, subject to a maximum credit of 25 years of service.

A participant’s “pay average” is an amount equal to one-fifth of the sum of the compensation during the period of 60 consecutive months for which total compensation is greatest within the 120 consecutive month period immediately preceding the participant’s retirement. For purposes of this calculation, the participant’s compensation includes base compensation, payments under the PEP, and bonuses paid prior to the establishment of the PEP.

The “accrued benefits under the Company’s Plans” for an employee equals the sum of the employer-funded benefits accrued under the former HCA Retirement Plan, the HCA 401(k) Plan and any other tax-qualified plan maintained by us or one of our subsidiaries, the income/loss adjusted amount distributed to the participant under any of these plans, the account credit and the income/loss adjusted amount distributed to the participant under the Restoration Plan and any other nonqualified retirement plans sponsored by us or one of our subsidiaries.

The “actuarial factors” include (a) interest at the long term Applicable Federal Rate under Section 1274(d) of the Code or any successor thereto as of the first day of November preceding the plan year in or for which a benefit amount is calculated, and (b) mortality being the applicable Section 417(e)(3) of the Code mortality table, as specified and changed by the U.S. Treasury Department.

Credited service does not include any amount other than service with us or one of our subsidiaries.

Assumptions

The Present Value of Accumulated Benefit is based on a measurement date of December 31, 2009.

The assumption is made that there is no probability of pre-retirement death or termination. Retirement age is assumed to be the Normal Retirement Age as defined in the SERP for all named executive officers, as adjusted by the provisions relating to change in control, or age 60. Age 60 also represents the earliest date the named executive officers are eligible to receive an unreduced benefit.

All other assumptions used in the calculations are the same as those used for the valuation of the plan liabilities in this information statement.

Supplemental Information

In the event a participant renders service to another health care organization within five years following retirement or termination of employment, he or she forfeits his rights to any further payment, and must repay any benefits already paid. This non-competition provision is subject to waiver by the Committee with respect to the named executive officers.

2009 Nonqualified Deferred Compensation

Amounts shown in the table are attributable to the HCA Restoration Plan, an unfunded, nonqualified defined contribution plan designed to restore benefits under the HCA 401(k) Plan based on compensation in excess of the Code Section 401(a)(17) compensation limit ($245,000 in 2009).

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance
	in Last	in Last	in Last	Withdrawals/	at Last
Name	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Fiscal Year End

Richard M. Bracken	—	—	$267,148	—	$1,418,398
R. Milton Johnson	—	—	$109,549	—	$581,639
Beverly B. Wallace	—	—	$90,252	—	$479,186
Samuel N. Hazen	—	—	$146,239	—	$776,440
W. Paul Rutledge	—	—	$80,356	—	$426,642
Jack O. Bovender, Jr.	—	—	$498,306	—	$2,692,051

The following amounts from the column titled “Aggregate Balance at Last Fiscal Year” have been reported in the Summary Compensation Tables in prior years:

	Restoration Contribution
Name	2001	2002	2003	2004	2005	2006	2007

Richard M. Bracken	$87,924	$146,549	$162,344	$192,858	$172,571	$409,933	$91,946
R. Milton Johnson	—	—	—	—	$71,441	$212,109	$57,792
Beverly B. Wallace	—	—	—	—	—	—	$52,250
Samuel N. Hazen	—	—	$79,510	$101,488	$97,331	$247,060	$62,004
Jack O. Bovender, Jr.	$187,193	$268,523	$289,899	$363,481	$295,062	$856,424	$153,475

Plan Provisions

Until 2008, hypothetical accounts for each participant were credited each year with a contribution designed to restore the HCA Retirement Plan based on compensation in excess of the Code Section 401(a)(17) compensation limit ($245,000 in 2009), based on years of service. Effective January 1, 2008, participants in the SERP are no longer eligible for Restoration Plan contributions. However, the hypothetical accounts as of January 1, 2008 will continue to be maintained and will be increased or decreased with hypothetical investment returns based on the actual investment return of the Mix B fund of the HCA 401(k) Plan.

No employee deferrals are allowed under this or any other nonqualified deferred compensation plan.

Prior to January 1, 2010, eligible employees make a one time election prior to participation (or prior to December 31, 2006, if earlier) regarding the form of distribution of the benefit. Participants chose between a lump sum and five or ten-year installments. Effective January 1, 2010, all distributions are paid in the form of a lump-sum distribution unless the participant had submitted an installment payment election prior to April 30, 2009. Distributions are paid (or begin) during the July following the year of termination of employment or retirement. All balances not exceeding $500,000 are automatically paid as a lump sum.

Supplemental Information

In the event a participant renders service to another health care organization within five years following retirement or termination of employment, he or she forfeits the rights to any further payment, and must repay any payments already made. This non-competition provision is subject to waiver by the Committee with respect to the named executive officers.

Potential Payments Upon Termination or Change in Control

The following tables show the estimated amount of potential cash severance payable to each of the named executive officers (except for Mr. Bovender) (based upon his or her 2009 base salary and PEP payment received in 2009 for 2008 performance), as well as the estimated value of continuing benefits, based on compensation and benefit levels in effect on December 31, 2009, assuming the executive’s employment terminates or the Company undergoes a Change in Control (as defined in the 2006 Plan and set forth above under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Options”) effective December 31, 2009. Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid can only be determined upon an executive’s termination of employment. Mr. Bovender retired from the Company on December 15, 2009, and the “Normal Retirement” column of the table relating to Mr. Bovender shows the estimated value of continuing benefits, as well as, where noted, actual amounts paid to Mr. Bovender under his Amended Employment Agreement in connection with his retirement. As noted above, in the event a named executive officer breaches or violates those certain confidentiality, non-competition and/or non-solicitation covenants contained in his or her employment agreement, the SERP or the HCA Restoration Plan, certain of the payments described below may be subject to forfeiture and/or repayment. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements,” “— 2009 Pension Benefits — Supplemental Information,” and “2009 Nonqualified Deferred Compensation — Supplemental Information.”

Richard M. Bracken

				Involuntary		Voluntary
				Termination		Termination
	Voluntary	Early	Normal	Without	Termination	for Good			Change in
	Termination	Retirement	Retirement	Cause	for Cause	Reason	Disability	Death	Control

Cash Severance(1)	—	—	—	$6,058,110	—	$6,058,110	—	—	—
Non-Equity Incentive Bonus(2)	$3,445,000	$3,445,000	$3,445,000	$3,445,000	—	$3,445,000	$3,445,000	$3,445,000	$3,445,000
Unvested Stock Options(3)	—	—	—	—	—	—	—	—	$8,622,517
SERP(4)	$15,493,294	$15,493,294	—	$15,493,294	$15,493,294	$15,493,294	$15,493,294	$13,722,318	—
Retirement Plans(5)	$2,522,553	$2,522,553	$2,522,553	$2,522,553	$2,522,553	$2,522,553	$2,522,553	$2,522,553	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—	—
Disability Income(6)	—	—	—	—	—	—	$1,819,299	—	—
Life Insurance Benefits(7)	—	—	—	—	—	—	—	$1,401,000	—
Accrued Vacation Pay	$183,462	$183,462	$183,462	$183,462	$183,462	$183,462	$183,462	$183,462	—

Total	$21,644,309	$21,644,309	$6,151,015	$27,702,419	$18,199,309	$27,702,419	$23,463,608	$21,274,333	$12,067,517

(1)	Represents amounts Mr. Bracken would be entitled to receive pursuant to his employment agreement. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(2)	Represents the amount Mr. Bracken would be entitled to receive for the 2009 fiscal year pursuant to the 2008-2009 PEP and his employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(3)	Represents the intrinsic value of all unvested stock options, which will become vested upon the Change in Control, calculated as the difference between the exercise price of Mr. Bracken’s unvested New Options and the fair value price of our common stock on December 31, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the Company achieved an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of the 2009 fiscal year. The $102.00 per share exercise price of 2x Time Options was greater than the December 31, 2009 fair value price; therefore, this value does not include Mr. Bracken’s unvested 2x Time Options.

(4)	Reflects the actual lump sum value of the SERP based on the 2009 interest rate of 4.24%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Bracken would be entitled. The value includes $1,104,155 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $1,418,398 from the HCA Restoration Plan.

(6)	Reflects the estimated lump sum present value of all future payments which Mr. Bracken would be entitled to receive under our disability program, including five months of salary continuation, monthly long term disability benefits of $10,000 per month payable after the five-month elimination period until age 66, and monthly benefits of $10,000 per month from our Supplemental Insurance Program payable after the six-month elimination period to age 65.

(7)	No post-retirement or post-termination life insurance or death benefits are provided to Mr. Bracken. Mr. Bracken’s payment upon death while actively employed includes $1,326,000 of Company-paid life insurance and $75,000 from the Executive Death Benefit Plan.

R. Milton Johnson

				Involuntary		Voluntary
				Termination		Termination
	Voluntary	Early	Normal	Without	Termination	for Good			Change in
	Termination	Retirement	Retirement	Cause	for Cause	Reason	Disability	Death	Control

Cash Severance(1)	—	—	—	$3,616,473	—	$3,616,473	—	—	—
Non-Equity Incentive Bonus(2)	$1,360,000	$1,360,000	$1,360,000	$1,360,000	—	$1,360,000	$1,360,000	$1,360,000	$1,360,000
Unvested Stock Options(3)	—	—	—	—	—	—	—	—	$6,158,946
SERP(4)	$7,685,014	—	—	$7,685,014	$7,685,014	$7,685,014	$7,685,014	$7,162,791	—
Retirement Plans(5)	$1,520,116	$1,520,116	$1,520,116	$1,520,116	$1,520,116	$1,520,116	$1,520,116	$1,520,116	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—	—
Disability Income(6)	—	—	—	—	—	—	$2,077,246	—	—
Life Insurance Benefits(7)	—	—	—	—	—	—	—	$851,000	—
Accrued Vacation Pay	$117,692	$117,692	$117,692	$117,692	$117,692	$117,692	$117,692	$117,692	—

Total	$10,682,822	$2,997,808	$2,997,808	$14,299,295	$9,322,822	$14,299,295	$12,760,068	$11,011,599	$7,518,946

(1)	Represents amounts Mr. Johnson would be entitled to receive pursuant to his employment agreement. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(2)	Represents the amount Mr. Johnson would be entitled to receive for the 2009 fiscal year pursuant to the 2008-2009 PEP and his employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(3)	Represents the intrinsic value of all unvested stock options, which will become vested upon the Change in Control, calculated as the difference between the exercise price of Mr. Johnson’s unvested New Options and the fair value price of our common stock on December 31, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the Company achieved an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of the 2009 fiscal year. The $102.00 per share exercise price of 2x Time Options was greater than the December 31, 2009 fair value price; therefore, this value does not include Mr. Johnson’s unvested 2x Time Options.

(4)	Reflects the actual lump sum value of the SERP based on the 2009 interest rate of 4.24%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Johnson would be entitled. The value includes $938,477 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $581,639 from the HCA Restoration Plan.

(6)	Reflects the estimated lump sum present value of all future payments which Mr. Johnson would be entitled to receive under our disability program, including five months of salary continuation, monthly long term disability benefits of $10,000 per month payable after the five-month elimination period until age 66 and 4 months, and monthly benefits of $10,000 per month from our Supplemental Insurance Program payable after the six-month elimination period to age 65.

(7)	No post-retirement or post-termination life insurance or death benefits are provided to Mr. Johnson. Mr. Johnson’s payment upon death while actively employed with the Company includes $851,000 of Company-paid life insurance.

Beverly B. Wallace

				Involuntary		Voluntary
				Termination		Termination
	Voluntary	Early	Normal	Without	Termination	for Good			Change in
	Termination	Retirement	Retirement	Cause	for Cause	Reason	Disability	Death	Control

Cash Severance(1)	—	—	—	$2,030,010	—	$2,030,010	—	—	—
Non-Equity Incentive Bonus(2)	$924,018	$924,018	$924,018	$924,018	—	$924,018	$924,018	$924,018	$924,018
Unvested Stock Options(3)	—	—	—	—	—	—	—	—	$3,448,985
SERP(4)	$8,658,884	$8,658,884	—	$8,658,884	$8,658,884	$8,658,884	$8,658,884	$7,794,032	—
Retirement Plans(5)	$938,279	$938,279	$938,279	$938,279	$938,279	$938,279	$938,279	$938,279	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—	—
Disability Income(6)	—	—	—	—	—	—	$1,354,785	—	—
Life Insurance Benefits(7)	—	—	—	—	—	—	—	$701,000	—
Accrued Vacation Pay	$96,925	$96,925	$96,925	$96,925	$96,925	$96,925	$96,925	$96,925	—

Total	$10,618,106	$10,618,106	$1,959,222	$12,648,116	$9,694,088	$12,648,116	$11,972,891	$10,454,254	$4,373,003

(1)	Represents amounts Ms. Wallace would be entitled to receive pursuant to her employment agreement. See “Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(2)	Represents the amount Ms. Wallace would be entitled to receive for the 2009 fiscal year pursuant to the 2008-2009 PEP and her employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(3)	Represents the intrinsic value of all unvested stock options, which will become vested upon the Change in Control, calculated as the difference between the exercise price of Ms. Wallace’s unvested New Options and the fair value price of our common stock on December 31, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the Company achieved an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of the 2009 fiscal year. The $102.00 per share exercise price of 2x Time Options was greater than the December 31, 2009 fair value price; therefore, this value does not include Ms. Wallace’s unvested 2x Time Options.

(4)	Reflects the actual lump sum value of the SERP based on the 2009 interest rate of 4.24%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Ms. Wallace would be entitled. The value includes $459,093 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $479,186 from the HCA Restoration Plan.

(6)	Reflects the estimated lump sum present value of all future payments which Ms. Wallace would be entitled to receive under our disability program, including five months of salary continuation, monthly long term disability benefits of $10,000 per month payable after the five-month elimination period until age 66, and monthly benefits of $10,000 per month from our Supplemental Insurance Program payable after the six-month elimination period to age 65.

(7)	No post-retirement or post-termination life insurance or death benefits are provided to Ms. Wallace. Ms. Wallace’s payment upon death while actively employed includes $701,000 of Company-paid life insurance.

Samuel N. Hazen

				Involuntary		Voluntary
				Termination		Termination
	Voluntary	Early	Normal	Without	Termination	for Good			Change in
	Termination	Retirement	Retirement	Cause	for Cause	Reason	Disability	Death	Control

Cash Severance(1)	—	—	—	$2,278,988	—	$2,278,988	—	—	—
Non-Equity Incentive Bonus(2)	$1,041,067	$1,041,067	$1,041,067	$1,041,067	—	$1,041,067	$1,041,067	$1,041,067	$1,041,067
Unvested Stock Options(3)	—	—	—	—	—	—	—	—	$3,941,691
SERP(4)	$6,464,523	—	—	$6,464,523	$6,464,523	$6,464,523	$6,464,523	$6,307,519	—
Retirement Plans(5)	$1,316,591	$1,316,591	$1,316,591	$1,316,591	$1,316,591	$1,316,591	$1,316,591	$1,316,591	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—	—
Disability Income(6)	—	—	—	—	—	—	$2,362,646	—	—
Life Insurance Benefits(7)	—	—	—	—	—	—	—	$789,000	—
Accrued Vacation Pay	$109,203	$109,203	$109,203	$109,203	$109,203	$109,203	$109,203	$109,203	—

Total	$8,931,384	$2,466,861	$2,466,861	$11,210,372	$7,890,317	$11,210,372	$11,294,030	$9,563,380	$4,982,758

(1)	Represents amounts Mr. Hazen would be entitled to receive pursuant to his employment agreement. See “—Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(2)	Represents the amount Mr. Hazen would be entitled to receive for the 2009 fiscal year pursuant to the 2008-2009 PEP and his employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “—Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(3)	Represents the intrinsic value of all unvested stock options, which will become vested upon the Change in Control, calculated as the difference between the exercise price of Mr. Hazen’s unvested New Options and the fair value price of our common stock on December 31, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the Company achieved an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of the 2009 fiscal year. The $102.00 per share exercise price of 2x Time Options was greater than the December 31, 2009 fair value price; therefore, this value does not include Mr. Hazen’s unvested 2x Time Options.

(4)	Reflects the actual lump sum value of the SERP based on the 2009 interest rate of 4.24%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Hazen would be entitled. The value includes $540,152 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $776,440 from the HCA Restoration Plan.

(6)	Reflects the estimated lump sum present value of all future payments which Mr. Hazen would be entitled to receive under our disability program, including five months of salary continuation, monthly long term disability benefits of $10,000 per month payable after the five-month elimination period until age 67, and monthly benefits of $10,000 per month from our Supplemental Insurance Program payable after the six-month elimination period to age 65.

(7)	No post-retirement or post-termination life insurance or death benefits are provided to Mr. Hazen. Mr. Hazen’s payment upon death while actively employed with the Company includes $789,000 of Company-paid life insurance.

W.	Paul Rutledge

				Involuntary		Voluntary
				Termination		Termination
	Voluntary	Early	Normal	Without	Termination	for Good			Change in
	Termination	Retirement	Retirement	Cause	for Cause	Reason	Disability	Death	Control

Cash Severance(1)	—	—	—	$1,653,768	—	$1,653,768	—	—	—
Non-Equity Incentive Bonus(2)	$891,017	$891,017	$891,017	$891,017	—	$891,017	$891,017	$891,017	$891,017
Unvested Stock Options(3)	—	—	—	—	—	—	—	—	$3,448,985
SERP(4)	$6,633,387	—	—	$6,633,387	$6,633,387	$6,633,387	$6,633,387	$6,046,496	—
Retirement Plans(5)	$1,102,803	$1,102,803	$1,102,803	$1,102,803	$1,102,803	$1,102,803	$1,102,803	$1,102,803	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—	—
Disability Income(6)	—	—	—	—	—	—	$1,816,956	—	—
Life Insurance Benefits(7)	—	—	—	—	—	—	—	$751,000	—
Accrued Vacation Pay	$93,463	$93,463	$93,463	$93,463	$93,463	$93,463	$93,463	$93,463	—

Total	$8,720,670	$2,087,283	$2,087,283	$10,374,438	$7,829,653	$10,374,438	$10,537,626	$8,884,779	$4,340,002

(1)	Represents amounts Mr. Rutledge would be entitled to receive pursuant to his employment agreement. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(2)	Represents the amount Mr. Rutledge would be entitled to receive for the 2009 fiscal year pursuant to the 2008-2009 PEP and his employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(3)	Represents the intrinsic value of all unvested stock options, which will become vested upon the Change in Control, calculated as the difference between the exercise price of Mr. Rutledge’s unvested New Options and the fair value price of our common stock on December 31, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the Company achieved an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of the 2009 fiscal year. The $102.00 per share exercise price of 2x Time Options was greater than the December 31, 2009 fair value price; therefore, this value does not include Mr. Rutledge’s unvested 2x Time Options.

(4)	Reflects the actual lump sum value of the SERP based on the 2009 interest rate of 4.24%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Rutledge would be entitled. The value includes $676,161 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $426,642 from the HCA Restoration Plan.

(6)	Reflects the estimated lump sum present value of all future payments which Mr. Rutledge would be entitled to receive under our disability program, including five months of salary continuation, monthly long term disability benefits of $10,000 per month payable after the five-month elimination period until age 66 and 2 months, and monthly benefits of $10,000 per month from our Supplemental Insurance Program payable after the six-month elimination period to age 65.

(7)	No post-retirement or post-termination life insurance or death benefits are provided to Mr. Rutledge. Mr. Rutledge’s payment upon death while actively employed includes $676,000 of Company-paid life insurance and $75,000 from the Executive Death Benefit Plan.

Jack O. Bovender, Jr.

	Normal	Change in
	Retirement	Control

Cash Severance	—	—
Non-Equity Incentive Bonus(1)	$1,250,000	$1,250,000
Unvested Stock Options(2)	$9,854,284	$9,854,284
SERP(3)	$26,300,528	—
Retirement Plans(4)	$2,884,177	—
Health and Welfare Benefits(5)	$6,234	—
Disability Income	—	—
Life Insurance Benefits	—	—
Accrued Vacation Pay(6)	$144,485	—

Total	$40,439,708	$11,104,284

(1)	Represents the amount Mr. Bovender received for the 2009 fiscal year pursuant to the 2008-2009 PEP and his Amended Employment Agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Mr. Bovender’s Employment Agreement.”

(2)	For the purposes of the “Normal Retirement” column, represents the intrinsic value of all unvested stock options, which, pursuant to Mr. Bovender’s Amended Employment Agreement, will continue to vest after his retirement, calculated as the difference between the exercise price of Mr. Bovender’s unvested New Options and 2x Time Options subject to such continued vesting provision and the fair value price of our common stock on December 15, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the 2010 and 2011 EBITDA performance targets under the option awards are achieved by the Company and that the Company achieves an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of each of the 2010 and 2011 fiscal years, respectively. The $102.00 per share exercise price of 2x Time Options was greater than the December 15, 2009 fair value price; therefore, this value does not include Mr. Bovender’s unvested 2x Time Options. See “— Compensation Discussion and Analysis — Severance and Change in Control Agreements.”

For purposes of the “Change in Control” column, represents the intrinsic value of all unvested stock options, which will become vested upon the Change in Control, calculated as the difference between the exercise price of Mr. Bovender’s unvested New Options and the fair value price of our common stock on December 31, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the Company achieved an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of the 2009 fiscal year. The $102.00 per share exercise price of 2x Time Options was greater than the December 31, 2009 fair value price; therefore, this value does not include Mr. Bovender’s unvested 2x Time Options.

(3)	Reflects the actual SERP lump sum paid in April 2009.

(4)	Reflects the estimated lump-sum present value of qualified and nonqualified retirement plans to which Mr. Bovender is entitled as of his retirement date of December 15, 2009. The value includes $192,126 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $2,692,051 from the HCA Restoration Plan.

(5)	Reflects the present value of the medical premiums for Mr. Bovender from termination to age 65 as required pursuant to Mr. Bovender’s Amended Employment Agreement. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Mr. Bovender’s Employment Agreement.”

(6)	Reflects the actual accrued vacation pay received by Mr. Bovender in December 2009, which amount is also included in the “Salary” column of the Summary Compensation Table.

Director Compensation

During the year ended December 31, 2009, none of our directors received compensation for their service as a member of our Board. Our directors are reimbursed for any expenses incurred in connection with their service. Upon completion of the anticipated initial public offering of our common stock and listing on the NYSE, we intend to establish a policy for non-management director compensation consistent with our status as a public company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          During 2009, the Compensation Committee of the Board of Directors was composed of John P. Connaughton, George A. Bitar and Michael W. Michelson. Effective April 22, 2009, Mr. Bitar retired from our Board of Directors, and James D. Forbes joined our Board of Directors and was appointed as a member of the Compensation Committee. None of the members of the Compensation Committee have at any time been an officer or employee of HCA or any of its subsidiaries. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Each member of the Compensation Committee is also a manager of Hercules Holding, and the Amended and Restated Limited Liability Company Agreement of Hercules Holding requires that the members of Hercules Holding take all necessary action to ensure that the persons who serve as managers of Hercules Holding also serve on our Board of Directors. Messrs. Michelson, Forbes and Connaughton are affiliated with KKR, BAML Capital Partners (the private equity division of Bank of America Corporation) and Bain Capital Partners, LLC respectively, each of which is a party to the sponsor management agreement with us. Mr. Bitar was formerly associated with Merrill Lynch Global Private Equity. The Amended and Restated Limited Liability Company Agreement of Hercules Holding, the sponsor management agreement and certain transactions with affiliates of BAML Capital Partners and KKR are described in greater detail in “Certain Relationships and Related Party Transactions” in our 2009 Annual Report on Form 10-K.
HOUSEHOLDING OF MATERIALS
          Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of this Notice of Action by Written Consent of Stockholders and information statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of an information statement either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to the Office of the Corporate Secretary, HCA Inc., One Park Plaza, Nashville, Tennessee 37203, (615) 344-9551, we will provide a separate copy of the information statement.
WHERE TO FIND ADDITIONAL INFORMATION
          We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such information may also be accessed electronically by means of the SEC’s home page on the internet at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. Our website address is www.hcahealthcare.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this information statement.
          As a matter of regulatory compliance, we are furnishing you this information statement which describes the purpose and effect of the approval of the Amended and Restated Certificate of Incorporation and the Stock Incentive Plan. Your consent to the approval of the Amended and Restated Certificate of Incorporation and the Stock Incentive Plan is not required and is not being solicited in connection with this action. This information statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.
By order of the Board of Directors,
John M. Franck II
Vice President and Corporate Secretary
Nashville, TN
[•], 2010

APPENDIX A
Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HCA INC.
     HCA INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:
     FIRST: The name of the Corporation is HCA Inc.
     SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 7, 1993 under the name Columbia Healthcare Corporation. The original Certificate of Incorporation was most recently amended and restated on March 27, 2008 (the “Amended and Restated Certificate of Incorporation”).
     THIRD: At a meeting of the Board of Directors of the Corporation a resolution was duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth this Amended and Restated Certificate of Incorporation and declaring this Amended and Restated Certificate of Incorporation to be advisable. The stockholders of the Corporation duly approved and adopted this Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.
     FOURTH: The Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated in its entirety to read as follows:
ARTICLE I
NAME
     The name of the Corporation is HCA Inc. (hereinafter, the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND AGENT
     The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE
     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
CAPITAL STOCK
     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [Two Billion (2,000,000,000)], of which:
     (i) [One Billion Eight Hundred Million (1,800,000,000)] shares shall be shares of common stock, par value $.01 per share (the “Common Stock”); and
     (ii) [Two Hundred Million (200,000,000)] shares shall be shares of preferred stock, par value $.01 per share (the “Preferred Stock”).
Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the Board of Directors of the Corporation.
     SECTION 1. Stock Split. Upon the filing and effectiveness of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”) each outstanding share (including shares held in treasury) of Common Stock of the Corporation (the “Old Common Stock”) shall be automatically split up, reclassified and converted into [___(_)] shares of Common Stock (the “New Common Stock”). This stock split of the outstanding shares of Common Stock shall not affect the total number of shares of Common Stock that the Corporation is authorized to issue, which shall remain as set forth in the first sentence of this Article IV.
     The forward split of the Old Common Stock effected by the foregoing paragraph shall be referred to herein as the “Forward Split.” The Forward Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Forward Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Forward Split. Stockholders who otherwise would have been entitled to receive any fractional interests in the New Common Stock, in lieu of receipt of such fractional interest, shall be entitled to receive from the Corporation an amount in cash equal to the fair value of such fractional interest as of the Effective Time. Except where the context otherwise requires, all references to “Common Stock” in this Certificate of Incorporation shall be to the New Common Stock.
     The Forward Split will be effected on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, immediately after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, multiplied by [___(_)] and rounded down to the nearest whole number. The Corporation may, but shall not be obliged to, issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Forward Split unless and until the certificates evidencing the shares held by a holder prior to the Forward Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred

2

by it in connection with such certificates. Every share number, dollar amount and other provision contained in this Amended and Restated Certificate of Incorporation have been adjusted for the Forward Split, and there shall be no further adjustments made to such share numbers, dollar amounts or other provisions, except in the case of any stock splits, stock dividends, reclassifications and the like occurring after the Effective Time.
     SECTION 2. Common Stock. Except as (i) otherwise required by law or (ii) expressly provided in this Amended and Restated Certificate of Incorporation (as may be amended from time to time), each share of Common Stock shall have the same powers, rights, and privileges and shall rank equally, share ratably, and be identical in all respects as to all matters.
          (A) Dividends. Subject to applicable law and the rights of the holders of any class or series of Preferred Stock, and to the other provisions of this Amended and Restated Certificate of Incorporation (as may be amended from time to time), holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities, or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
          (B) Voting Rights. At every annual or special meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast one vote for each share of Common Stock standing in such holder’s name on the stock transfer records of the Corporation.
          (C) Liquidation Rights. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and amounts payable upon shares of any class or series of Preferred Stock entitled to a preference, if any, over holders of Common Stock upon such dissolution, liquidation, or winding up, the remaining net assets of the Corporation shall be distributed among holders of shares of Common Stock equally on a per share basis. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Paragraph (C).
          (D) Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.
          (E) Preemptive Rights. No holder of Common Stock shall have any preemptive rights hereunder with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.
     SECTION 3. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of all or

3

any of the shares of Preferred Stock in one or more class or series, to establish the number of shares to be included in each such class or series, and to fix the voting powers, designations, powers, preferences, and relative, participating, optional, or other rights, if any, of the shares of each such class or series, and any qualifications, limitations, or restrictions thereof including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Irrespective of the provisions of Section 242(b)(2) of the DGCL, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote, without the separate vote of the holders of the Preferred Stock as a class.
ARTICLE V
DURATION
     The Corporation is to have perpetual existence.
ARTICLE VI
BOARD OF DIRECTORS
     SECTION 1. Number Of Directors. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances as set forth in a certificate of designation relating to any such class or series of Preferred Stock, the number of directors which shall constitute the Board of Directors shall be not less than three, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.
     SECTION 2. Term of Office. Each director shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation and until a successor is duly elected and qualified or

4

until his or her earlier death, resignation, disqualification, or removal. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
     SECTION 3. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or any other cause may be filled, so long as there is at least one remaining director, only by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal as hereinafter provided.
     SECTION 4. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed from office at any time, either with or without cause, at a meeting of the stockholders called for that purpose.
     SECTION 5. Rights of Holders of Preferred Stock. Notwithstanding the provisions of this Article VI, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.
     SECTION 6. Bylaws. The Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the total number of directors then in office. Prior to the Trigger Date (as defined below), any amendment, alteration, change, addition or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote on such amendment, alteration, change, addition or repeal. On or following the Trigger Date, any amendment, alteration, change, addition or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of the Corporation, voting together as a class, entitled to vote on such amendment, alteration, change, addition or repeal.
     For purposes of this Amended and Restated Certificate of Incorporation, (i) “Trigger Date” shall mean the first date on which Hercules Holding II, LLC (or its successor) ceases, or in the event of a liquidation of Hercules Holding II, LLC, the Equity Sponsors (as defined below) and their affiliates, collectively, cease, to beneficially own (directly or indirectly) shares representing a majority of the then issued and outstanding shares of Common Stock of the Corporation (it being understood that the retention of either direct or indirect beneficial ownership of a majority of the then issued and outstanding shares of Common Stock by Hercules Holding II, LLC (or its successor) or the Equity Sponsors and their affiliates, as applicable, shall mean that the Trigger Date has not occurred) and (ii) the “Equity Sponsors” shall mean each of

5

Bain Capital Partners, Kohlberg Kravis Roberts & Co., BAML Capital Partners, Citigroup Inc., Bank of America Corporation, and Dr. Thomas F. Frist Jr. and their respective affiliates, subsidiaries, successors and assignees (other than the Corporation and its subsidiaries).
ARTICLE VII
LIMITATION OF LIABILITY
     To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a current or former director of the Corporation existing at the time of such repeal or modification.
ARTICLE VIII
INDEMNIFICATION; ADVANCEMENT OF EXPENSES
     SECTION 1. Right To Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any appeal therefrom (hereinafter a “proceeding”), by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the full extent authorized by the DGCL, as the same exists or may hereafter be amended, or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes and penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), other penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification rights shall continue as to a person who has ceased to be a director or officer of the Corporation or serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of the Corporation. Service by a director or officer of the Corporation shall be deemed to be at the request of the Corporation if he or she is or was serving as a director, officer, employee, or agent of a subsidiary of the Corporation or an employee benefit plan of the Corporation or subsidiary of the Corporation. Notwithstanding the first sentence of this Section 1, except as otherwise provided in Section 3 of this Article VIII, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized in advance by the Corporation’s Board of Directors.

6

     SECTION 2. Advancement Of Expenses. Expenses (including attorneys’ fees, costs, and charges) incurred by an Indemnitee in defending a proceeding or, pursuing a claim described in Section 3 of this Article VIII or the last sentence of Section 1 of this Article VIII shall be paid by the Corporation in advance of the final disposition of such proceeding, within twenty (20) days of the Corporation’s receipt of a request therefor and an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Corporation.
     SECTION 3. Procedure For Indemnification. If a determination is required by the DGCL, any indemnification (but not advancement of expenses) under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended. Such determination shall be made with respect to a person who is a director or officer of the Corporation at the time of such determination (a) by a majority vote of the directors who are not parties to such proceeding (the “Disinterested Directors”), even though less than a quorum, (b) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, (c) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders. Any indemnification under this Article VIII shall be made promptly, and in any event within sixty (60) days after the Corporation’s receipt of a written request therefor, provided that the Corporation shall not be required to pay a claim for indemnification prior to the final disposition of the proceeding from which the claim arose. The right to indemnification or advancement of expenses as granted by this Article VIII shall be enforceable by the Indemnitee in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if a claim for indemnification or advancement of expenses is not timely paid in full. Such person’s reasonable costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement of expenses, in whole or in part, in any such action shall also be indemnified by the Corporation. In any such action the Corporation shall have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses under applicable law. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7

     SECTION 4. Other Rights; Continuation of Right to Indemnification and Advancement. The rights to indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of, and shall be in addition to, any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), provision of this Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or Disinterested Directors, or otherwise, and shall inure to the benefit of the estate, heirs, executors, and administrators of such person. All rights to indemnification and advancement of expenses conferred on any person under this Article VIII shall be deemed to be contract rights and be retroactive and available with respect to events occurring prior to the adoption of this Amended and Restated Certificate of Incorporation. Any repeal or modification of this Article VIII or, to the fullest extent permitted by applicable law, any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification or advancement of expenses of such person or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, omissions, transactions, or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article VIII, references to the “Corporation” include all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or, while a director or officer of such constituent corporation, is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article VIII, with respect to the resulting or surviving corporation, as he or she would if he or she had served the resulting or surviving corporation in the same capacity.
     SECTION 5. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise against any expense, liability, or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.
     SECTION 6. Reliance. Persons who after the date of the adoption of this Amended and Restated Certificate of Incorporation become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee, or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses, and other rights contained in this Article VIII in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall apply to claims made against an Indemnitee arising out of acts or omissions that occurred or occur both prior and subsequent to the adoption hereof.

8

     SECTION 7. Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless (i) indemnify each person entitled to indemnification under the first paragraph of this Article VIII as to all expense, liability, and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, other penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VIII and (ii) advance expenses to each Indemnitee entitled to advancement of expenses under Section 2 of this Article VIII in accordance therewith, in each case to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.
     SECTION 8. Other Sources of Payment. Except as may be otherwise agreed to by the Corporation and the Indemnitee, in the event of any payment under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of such Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights. Except as may be otherwise agreed to by the Corporation and the Indemnitee, the Corporation shall not be obligated to an Indemnitee under this Article VIII to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that such Indemnitee has otherwise actually received such payment under any insurance policy maintained by the Corporation, contract, agreement or otherwise, and in the event that the Corporation makes any payment to an Indemnitee under this Article VIII and such Indemnitee subsequently otherwise receives such payment under any insurance policy maintained by the Corporation, contract, agreement or otherwise, such Indemnitee shall promptly refund such amounts to the Corporation. The Corporation’s obligations under this Article VIII to an Indemnitee who while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other enterprise shall be reduced by any amount such Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust or other enterprise.
     SECTION 9. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article VIII to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with any proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.
     SECTION 10. Successful Defense. In the event that any proceeding to which an Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such proceeding pursuant to Section 145(c) of the

9

DGCL. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
ARTICLE IX
SPECIAL MEETINGS OF STOCKHOLDERS; ADVANCE NOTICE; ACTION BY
WRITTEN CONSENT
     Special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or by the Chairman of the Board or the Chief Executive Officer of the Corporation; provided that, prior to the Trigger Date, special meetings of stockholders of the Corporation may also be called by the Secretary of the Corporation at the request of the holders of a majority of the outstanding shares of Common Stock. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Prior to the Trigger Date, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of the stockholders are recorded. On or following the Trigger Date, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.
ARTICLE X
CORPORATE OPPORTUNITIES
     To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any of the Equity Sponsors or any of their respective officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries) (each, a “Specified Party”), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. Notwithstanding the

10

foregoing, a Specified Party who is a director or officer of the Corporation and who is offered a business opportunity expressly in his or her capacity as a director or officer of the Corporation (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Corporation; provided, however, that all of the protections of this Article X shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including, without limitation, the ability of the Specified Parties to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another person.
     Neither the amendment nor repeal of this Article X, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by Delaware law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).
     If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.
     This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Amended and Restated Certificate of Incorporation or applicable law.
     Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.
ARTICLE XI
AMENDMENT
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, or otherwise, but in addition to any

11

affirmative vote of the holders of any particular class or series of the capital stock required by law, this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, or otherwise, on or following the Trigger Date, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with, Articles III, V, VI, VII, VIII, IX, X and XI of this Amended and Restated Certificate of Incorporation.
[Remainder of page intentionally left blank.]

12

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates, integrates, and amends and restates the Amended and Restated Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware, has been executed on behalf of HCA Inc. by the undersigned officer, thereunto duly authorized, this ___ day of                     , 2010.

HCA INC.
By:
John M. Franck II
Vice President – Legal and Corporate Secretary

13

APPENDIX B
2006 Stock Incentive Plan for Key Employees of HCA Inc.
and its Affiliates, as Amended and Restated

2006 STOCK INCENTIVE PLAN
FOR KEY EMPLOYEES OF
HCA INC. AND ITS AFFILIATES,
AS AMENDED AND RESTATED
1. Purpose of Plan
     The 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates, as amended and restated (the “Plan”) is designed:
          (a) to promote the long term financial interests and growth of HCA Inc. (the “Company”) and its Subsidiaries by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;
          (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and
          (c) to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.
2. Definitions
     As used in the Plan, the following words shall have the following meanings:
          (a) “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.
          (b) “Board” means the Board of Directors of the Company.
          (c) “Change in Control” means in one or more of a series of transactions (i) the transfer or sale of all or substantially all of the assets of the Company (or any direct or indirect parent of the Company) to an Unaffiliated Person (as defined below); (ii) a merger, consolidation, recapitalization or reorganization of the Company (or any direct or indirect parent of the Company) with or into another Unaffiliated Person, or a transfer or sale of the voting stock of the Company (or any direct or indirect parent of the Company), an Investor, or any Affiliate of any of the Investors to an Unaffiliated Person, in any such event that results in more than 50% of the common stock of the Company (or any direct or indirect parent of the Company) or the resulting company being held by an Unaffiliated Person; or (iii) a merger, consolidation, recapitalization or reorganization of the Company (or any direct or indirect parent of the Company) with or into another Unaffiliated Person, or a transfer or sale by the Company (or any direct or indirect parent of the Company), an Investor or any Affiliate of any of the Investors, in any such event after which the Investors and their Affiliates (x) collectively own less than 15% of the Common Stock of and (y) collectively have the ability to appoint less than 50% of the directors to the Board (or any resulting company after a merger). For purposes of this definition, the term “Unaffiliated Person” means a Person or Group who is not an Investor, an Affiliate of any of the Investors or an entity in which any Investor holds, directly or indirectly, a majority of the economic interest in such entity.
          (d) “Code” means the United States Internal Revenue Code of 1986, as amended.
          (e) “Committee” means either (i) the Compensation Committee of the Board or, (ii) the Board, if the Board takes an action in place of the Compensation Committee.

          (f) “Common Stock” or “Share” means the common stock, par value $0.01 per share, of the Company, which may be authorized but unissued, or issued and reacquired.
          (g) “Employee” means a person, including an officer, in the regular employment of the Company or any other Service Recipient who, in the opinion of the Committee, is, or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company or any other Service Recipient.
          (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (i) “Fair Market Value” means, on a per Share basis, on any given date, the closing trading price of the Common Stock on the New York Stock Exchange, unless otherwise determined by the Board.
          (j) “Grant” means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of a Stock Option, Stock Appreciation Right, Other Stock-Based Award, Dividend Equivalent Right, Non-Employee Director Grants or Performance-Based Awards (as such terms are defined in Section 5), or any combination of the foregoing.
          (k) “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.
          (l) “Group” means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
          (m) “Investors” means, collectively, Bain Capital Fund IX, L.P., KKR Millennium Fund, L.P., and ML Global Private Equity Fund, L.P.
          (n) “Management Stockholder’s Agreement” shall mean that certain Management Stockholder’s Agreement between the applicable Participant and the Company.
          (o) “Participant” means an Employee, non-employee member of the Board, consultant or other person having a service relationship with the Company or any other Service Recipient, to whom one or more Grants have been made and remain outstanding.
          (p) “Person” means “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
          (q) “Public Offering” means any registered public offering of the Common Stock on the New York Stock Exchange or the NASDAQ National Market or other nationally recognized stock exchange or listing system.
          (r) “Sale Participation Agreement” shall mean that certain Sale Participation Agreement between the applicable Participant and Hercules Holdings II, LLC.
          (s) “Service Recipient” shall mean, the Company, any Subsidiary of the Company, or any Affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Proposed Treasury Regulation Section 1.409A-1(g) (or any successor regulation), with respect to which the person is a “service provider” (within the meaning of Proposed Treasury Regulation Section 1.409A-1(f) (or any successor regulation).

          (t) “Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain.
3. Administration of Plan
          (a) The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto), “independent directors” within the meaning of the New York Stock Exchange listed company rules and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to the extent Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan, subject to applicable law and such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants.
          (b) The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, and to make rules for carrying it out and to make changes in such rules. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan. The Committee shall have the full power and authority to establish the terms and conditions of any Grant consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).
          (c) The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants and their beneficiaries or successors. No member of the Committee, nor employee or representative of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all such members of the Committee, employees and representatives shall be fully protected and indemnified to the greatest extent permitted by applicable law by the Company with respect to any such action, determination or interpretation.
4. Eligibility
     The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a relationship with Company or any other Service Recipient, and in such form and having such terms, conditions and limitations as the Committee may determine. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination of employment or other service relationship, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change in Control of the Company.
5. Grants
     From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee’s sole discretion:
          (a) Stock Options — These are options to purchase Common Stock (“Stock Options”). At the time of Grant the Committee shall determine, and shall include in the Grant Agreement or other Plan rules, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on vested options. Notwithstanding the foregoing, the exercise price per Share of a Stock Option shall in no event be less than the Fair Market Value on the date the Stock Option is granted (subject to later adjustment pursuant to Section 8 hereof). In addition to other restrictions contained in the Plan, a Stock Option granted under this Section 5(a) may not be exercised more than 10 years after the date it is granted. Payment of the Stock Option exercise price shall be made (i) in cash, (ii) with the consent of the Committee, in Shares (any such Shares valued at Fair Market Value on the date of exercise) having an aggregate Fair Market Value equal to the aggregate exercise price for the Shares being purchased and that the Participant has held for at least six months (or such other period of time as may be required to attain tax or financial reporting treatments that are not considered to be adverse to the Company), (iii) through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Stock Option in a manner that is compliant with applicable law, (iv) if there is a public market for the Shares at such time, to the extent permitted by, and subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased, or (v) a combination of the foregoing methods, in each such case in accordance with the terms of the Plan, the Grant Agreement and of any applicable guidelines of the Committee in effect at the time.
          (b) Stock Appreciation Rights — The Committee may grant “Stock Appreciation Rights” (as hereinafter defined) independent of, or in connection with, the grant of a Stock Option or a portion thereof. Each Stock Appreciation Right shall be subject to such other terms as the Committee may determine. The exercise price per Share of a Stock Appreciation Right shall in no event be less than the Fair Market Value on the date the Stock Appreciation Right is granted. Each “Stock Appreciation Right” granted independent of a Stock Option shall be defined as a right of a Participant, upon exercise of such Stock Appreciation Right, to receive an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share of such Stock Appreciation Right, multiplied by (ii) the number of Shares covered by the Stock Appreciation Right. Payment of the Stock Appreciation Right shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at the Fair Market Value on the date of the payment), all as shall be determined by the Committee.
          (c) Other Stock-Based Awards — The Committee may grant or sell awards of Shares, awards of restricted Shares and awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (including, without limitation, restricted stock units). Such “Other Stock-Based Awards” shall be in such form, and dependent on such conditions, as the Committee may determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Grants under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).
          (d) Dividend Equivalent Rights — The Committee may grant Dividend Equivalent Rights either alone or in connection with the grant of a Stock Option, SAR, Other Stock Based Award, or other grant provided for in Section 5(e) below. A “Dividend Equivalent Right” shall be the right to receive a payment in respect of one Share (whether or not subject to a Stock Option) equal to the amount of any dividend paid in respect of one Share held by a shareholder in the Company. Each Dividend Equivalent Right shall be subject to such terms as the Committee may determine. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance-Based Awards be credited as additional Performance-Based Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Grant. The total number of Shares available for grant under Section 6 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance-Based Awards.
          (e) Director Grants. The Board may provide that all or a portion of any member of the Board’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of such member) in the form of non-qualified Stock Options, restricted shares, restricted share units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Grants, including the terms and conditions which shall apply upon a termination of such Board member’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Grants, subject to the terms of the Plan and applicable law.
          (f) Performance-Based Awards.
     (i) During any period when Section 162(m) of the Code is applicable to the Company and the Plan, the Committee, in its sole discretion, may grant Grants which are denominated in Shares or cash (which, for the avoidance of doubt, may include a Grant of Stock Options, Stock Appreciation Rights, Other Stock-Based Awards or Dividend Equivalent Rights) (such Grants, “Performance-Based Awards”), which Grants may, but for the avoidance of doubt are not required to, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto). Such Performance-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares or the cash value of the Grant upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Performance-Based Awards may be granted alone or in addition to any other Grants granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Performance-Based Awards will be made, the number of Shares or aggregate amount of cash to be awarded under (or otherwise related to) such Performance-Based Awards, whether such Performance-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Grants (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued, to the extent applicable, shall be fully paid and non-assessable).

     (ii) A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (A) while the outcome for that performance period is substantially uncertain and (B) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) net income per Share; (vii) book value per Share; (viii) return on members’ or shareholders’ equity; (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profitability of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) stock price; (xv) market share; (xvi) revenue or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) multiple of invested capital; (xxi) total return; and (xxii) such other objective performance criteria as determined by the Committee in its sole discretion, to the extent such criteria would be a permissible performance criteria under Section 162(m) of the Code. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 5(f) to exclude any of the following events that occurs during a performance period: (1) gains or losses on sales of assets (2) asset impairments or write-downs, (3) litigation or claim judgments or settlements, (4) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (5) accruals for reorganization and restructuring programs, (6) any extraordinary non-recurring items as described in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (7) the effect of adverse or delayed federal, state or local governmental or regulatory action; provided that the Committee commits to make any such adjustments within the 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code).
     (iii) The maximum amount of a Performance-Based Award during a fiscal year to any Participant shall be: (x) with respect to Performance-Based Awards that are denominated in Shares, 1,000,000 per fiscal year and (y) with respect to Performance-Based Awards that are denominated in cash, $5,000,000 per fiscal year. To the extent that a Performance-Based Award may be earned over a period that is longer than one fiscal year, the foregoing limitations shall apply to each full or partial fiscal year during or in which such Grant may be earned.
     (iv) The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, during any period when Section 162(m) of the Code is applicable to the Company and the Plan and such Performance-Based Award is intended to be deductible by the Company under Section 162(m) of the Code, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification, to the extent applicable, is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, to the extent applicable, elect to defer payment of a Performance-Based Award.
6. Limitations and Conditions
          (a) The number of Shares available for Grants under this Plan shall be the sum of (i) [•] and (ii) the number of shares available for grant under the Plan as of the end of the day that is the Effective Date of the amendment and restatement of this Plan, subject to adjustment as provided for in Sections 8 and 9, unless restricted by applicable law. The number of Shares with respect to which Incentive Stock Options may be granted after the Effective Date shall be no more than 1,000,000 per fiscal year. Shares related to Grants that are forfeited, terminated, settled for cash, canceled without the delivery of Shares, expire unexercised, withheld to satisfy tax withholding obligations or exercise prices, or are repurchased by the Company shall immediately become available for new Grants.
          (b) Grants may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or a company acquired by the Company or with which the Company combines. The number of Shares underlying awards made in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines shall not be counted against the aggregate number of Shares available for Grants under the Plan, nor shall the Shares subject to such substitute awards become available for new Grants under the circumstances described in the prior paragraph of this Section 3. In addition, in the event that a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Grants and shall not reduce the Shares authorized for issuance under the Plan; provided that Grants using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any of its Subsidiaries prior to such acquisition or combination.
          (c) No Grants shall be made under the Plan beyond ten years after the Effective Date, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed in accordance with the terms of the Plan or the Grant Agreement, the Committee may provide for limitations or conditions on such Grant.

          (d) Nothing contained herein shall affect the right of the Company or any other Service Recipient to terminate any Participant’s employment or other service relationship at any time or for any reason.
          (e) Other than as specifically provided in the Management Stockholder’s Agreement or Sale Participation Agreement, if applicable to a Grant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. If no Management Stockholder’s Agreement or Sale Participation Agreement is applicable to a Grant, then except as otherwise provided in the Plan, a Grant Agreement, or by the Committee at or after grant, no Grant shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution; provided, however, that no such transfer of a Grant by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. No benefit under the Plan shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.
          (f) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable or deliverable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants (or book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian). All certificates, if any, evidencing Shares or other securities of the Company delivered under the Plan pursuant to any Grant or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission or other applicable governmental authority, any stock exchange or market upon which such securities are then listed, admitted or quoted, as applicable, and any applicable Federal, state or any other applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          (g) No election as to benefits or exercise of any Grant may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.
          (h) Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or other Service Recipient and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
          (i) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any other Service Recipient, nor shall any assets of the Company or any other Service Recipient be designated as attributed or allocated to the satisfaction of the Company’s obligations under the Plan. Neither the Plan nor any Grant shall create or be construed to create a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to a Grant, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

          (j) The Committee may, in its sole discretion, specify in any Grant made on or after the Effective Date of the amendment and restatement of the Plan that the Participant’s rights, payments, and benefits shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of a Grant. Such events may include, but shall not be limited to, termination of Employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.
7. Transfers and Leaves of Absence
     For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any other Service Recipient shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and other Service Recipient) during such leave of absence.
8. Adjustments
     In the event after the Effective Date, any Share dividend, Share split, extraordinary distribution, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares, any equity restructuring (as defined under FASB ASC Topic 718) or other corporate change, or any distribution to Shareholders other than regular cash dividends, or any transaction similar to any of the foregoing, the Committee shall, in an equitable and proportionate manner as it deems reasonably necessary to address on an equitable basis the effect of such event, and in such manner as is consistent with Sections 162(m), 422, and 409A of the Code and the regulations thereunder, make such substitution or adjustment, if any, (a) as to the number and kind of shares subject to the Plan and available for or covered by Grants; (b) as to share prices related to outstanding Grants (including, without limitation, the exercise price of Stock Options), or by providing for an equivalent award in respect of securities of the surviving entity of any merger, consolidation, or other transaction or event having a similar effect; or (c) by providing for a cash payment to the holder of an outstanding Grant, and shall make such other revisions to outstanding Grants as it deems, in good faith, are equitably required.
9. Change in Control
          (a) Generally. In the event of a Change in Control: (i) if determined by the Committee in the applicable Grant Agreement or otherwise determined by the Committee in its sole discretion, any outstanding Grants then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (ii) the Committee may, to the extent determined by the Committee to be permitted under Section 409A of the Code, but shall not be obligated to: (A) cancel such awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Stock Options and Stock Appreciation Rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Stock Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such

Stock Options or Stock Appreciation Rights) over the aggregate option price of such Stock Options or the aggregate exercise price of such Stock Appreciation Rights, as the case may be; (B) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Grants previously granted hereunder, as determined by the Committee in its sole discretion; or (C) provide that for a period of at least 15 days prior to the Change in Control, any Stock Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect: provided, however, that subpart (ii) shall not apply to a “Change in Control” under clause (C) of such definition that occurs due to a gradual sell down of voting stock of the Company by the Investors or their Affiliates.
          (b) Performance-Based Awards. In connection with the foregoing, the Committee may, in its discretion, provide that in the event of a Change in Control, (i) any outstanding Performance-Based Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable and (ii) all then-in-progress performance periods for Performance-Based Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance-Based Award.
10. Amendment and Termination; Section 409A of the Code
          (a) The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan, provided that no amendment may modify Grants that disadvantages Participants in more than a de minimis way but less than a material way without approval by a majority of affected Participants; and provided, further, that no such action shall modify any Grant in a manner that materially disadvantages a Participant with respect to any outstanding Grants, other than pursuant to Section 8 or 9 hereof, without the Participant’s consent, except as such modification is provided for or contemplated in the terms of the Grant or this Plan.
          (b) The Board may amend, suspend or terminate the Plan, except that no such action, other than an action under Section 8 or 9 hereof, may be taken which would, without stockholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Grants, change the requirements relating to the Committee, extend the term of the Plan, or otherwise require the approval of the stockholder of the Company to the extent such approval is (i) required by or (ii) desirable to satisfy the requirements of, in each case, any applicable law, regulation or other rule, including, the listing standards of the securities exchange, which is, at the applicable time, the principal market for the Shares. However, no amendment, suspension or termination of the Plan may disadvantage Participants in more than a de minimis way but less than a material way without approval by a majority of affected Participants, and no such action shall materially disadvantage a Participant with respect to any outstanding Grants, other than pursuant to Section 8 or 9 hereof, without the Participant’s consent, except as otherwise contemplated in the terms of the Grant or the Plan.
          (c) This Plan and all Grants granted hereunder are intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. References under the Plan or any Grants to the Participant’s termination of Employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, (a) if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months and one day following the Participant’s separation from service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of Employment and (b) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Board, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant). Unless otherwise provided in a Grant Agreement or any other agreement between the Company or any of its Subsidiaries and any Participant, the Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Grant under the Plan.
11. Governing Law; International Participants
          (a) This Plan shall be governed by and construed in accordance with the laws of Delaware applicable therein.
          (b) With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or any other Service Recipient.
12. Withholding Taxes
          The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option that the Participant pays to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes; provided, however, that a Participant may satisfy the statutory amount of such taxes due upon exercise of any Stock Option through the withholding of Shares (valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of such Stock Option. For awards other than Stock Options, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Grant by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Grant (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

13. Effective Date and Termination Dates
          The Plan shall be effective on [•], 2010 (the “Effective Date”), and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 10. Unless otherwise expressly provided in the Plan or in an applicable Grant Agreement, any Grant made hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Grant or to waive any conditions or rights under any such Grant shall, continue after the tenth anniversary of the Effective Date.